As filed with the Security and Exchange Commission on April 10, 2006
                                                     Registration No. 333-123015


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 Amendment No. 9
                                       to
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                        SPONGETECH DELIVERY SYSTEMS, INC.

                 (Name of small business issuer in its charter)



          Delaware                       2840                    54-2077231
  (State or jurisdiction of    (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)


                  The Empire State Building, 350 Fifth Avenue,
                      Suite 2204, New York, New York 10118
                                 (212) 594-4175
          (Address and telephone number of principal executive offices)

                          Michael L. Metter, President
                        Spongetech Delivery Systems, Inc.
                            The Empire State Building
                          350 Fifth Avenue, Suite 2204
                            New York, New York 10118
                                 (212) 594-4175
            (Name, address and telephone number of agent for service)

                                   COPIES TO:
                            Richard A. Friedman, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                               Tel: (212) 930-9700
                               Fax: (212) 930-9725

                  APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC:
   As soon as practicable after this registration statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                       (COVER CONTINUES ON FOLLOWING PAGE)

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------------
                                                                   Proposed Maximum       Proposed Maximum
    Title of each class of securities          Amount to be       Offering Price Per     Aggregate Offering        Amount of
            to be registered                    Registered             Security                Price            Registration Fee
-----------------------------------------------------------------------------------------------------------------------------------
Units consisting of one share of Common          8,000,000             $0.25(1)              $2,000,000             $235.40
Stock, par value $.001 per share
(:Common Stock") and one Redeemable
Class A Warrant ("Class A Warrant')
entitling the holder to purchase one
share of Common Stock
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock which is part of each Unit          8,000,000                  (2)                 (2)                   (2)
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock issuable upon exercise of                                                                              $470.80
Class A Warrants                                 8,000,000             $0.50(1)              $4,000,000
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value per share          3,625,969             $0.25(1)             $906,492.25             $106.69
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value per share(3)         219,000             $0.01(4)               $2,190                 $0.26
-----------------------------------------------------------------------------------------------------------------------------------
 Total Registration Fee                                                                                            $813.15(5)
-----------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(e) under the Securities Act of 1933.
(2)  In accordance with Rule 457, no separate registration fee is required.
(3)  We are offering to repurchase such shares from our stockholders.
(4)  Price at which shares subject to rescission were sold.
(5)  Previously paid.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

       PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, DATED APRIL 10, 2006
                        Spongetech Delivery Systems, Inc.
                       Up to 8,000,000 Units Consisting Of
                            One Share Of Common Stock
                                       and
                         One Redeemable Class A Warrant
                                       and
                               3,625,969 Shares of
                                  Common Stock

We are offering units, on a "best-efforts, minimum 2,000,000 Units, maximum 8,000,000 Units" basis, at an offering price of $.25 per unit. Each unit consists of one share of common stock and one redeemable class A warrant. The units are being offered for a period of 90 days, subject to an extension of up to an additional 90-day period. If the minimum amount of the offering is not sold within the offering period, investors' funds will be promptly returned without interest or deduction. Pending release, all proceeds of the offering will be deposited in a non-interest bearing escrow account with Continental Stock Transfer & Trust Company, Inc.

This prospectus also relates to the resale of 3,625,969 additional shares by existing shareholders. The offering of up to 8,000,000 Units by the Company and the resale of 3,625,969 shares by existing shareholders will run concurrently. There is currently no public market for our securities. Until such time as a market price for our common stock is quoted on the OTC Bulletin Board, all of the selling shareholders will sell their shares at a price of $0.25 per share. Thereafter, they may sell their shares in public or private transactions, at prevailing market prices or at privately negotiated prices. We will not receive any proceeds from the sale of the shares of common stock by the selling shareholders. The existing officers and directors reserve the right to acquire up to the minimum number of Units in this offering.

YOUR INVESTMENT IN OUR UNITS INVOLVES A HIGH DEGREE OF RISK. BEFORE INVESTING IN OUR COMMON STOCK, YOU SHOULD CONSIDER CAREFULLY THE RISKS DESCRIBED UNDER "RISK FACTORS" BEGINNING ON PAGE 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                             Offering Price to        Underwriting Discounts        Proceeds to
                                  Public                and Commissions (1)         Company (2)
---------------------------------------------------------------------------------------------------
Per Unit Total (3)                $.25                           --                   $.25
Minimum Offering Amount           $500,000                       --                   $500,000
Maximum Offering Amount           $2,000,000                     --                   $2,000,000

(1) No underwriting discount or commission will be paid to any person in connection with this Offering. Upon completion of this Offering, the Company will receive the entire proceeds of the Offering of up to 8,000,000 Units. The Company will not receive any proceeds from the sale of the shares of common stock by the selling stockholders.

(2) Before deducting expenses of the Offering payable by the Company estimated at approximately $120,000.

(3) The minimum subscription which will be accepted from each investor is $5,000, with no exceptions. No fractional shares will be sold.

Subscribers will not have the use of their funds, will not earn interest on funds in escrow, and will not be able to obtain return of funds deposited in escrow unless and until the minimum Offering period expires. In the event the minimum number of Units is sold within the Offering period, the Offering will continue until (i) three months following the date of this Prospectus, (ii) all 8,000,000 Units are sold, or (iii) the Offering is terminated by the Company, whichever occurs first. (See "PLAN OF DISTRIBUTION"). Assuming 2,000,000 Units are sold within the Offering period, all deposited funds and deposited securities will be held in escrow and investors will not have the use of the deposited funds or the right to receive and deal in the deposited securities until released.

In addition, this prospectus also relates to a rescission offer being conducted by the Company.

o We are offering to repurchase 219,000 shares of our common stock from persons who are or were residents of Colorado and Texas. These persons are shareholders who purchased those shares in a private placement conducted by Nexgen VIII, our predecessor.

o The repurchase price for the shares of our common stock subject to the rescission offer is $.01 per share, and is equal to the price paid by those persons who purchased these shares. If you accept our rescission offer and surrender your shares, you will receive interest, based on the repurchase price $.01 and calculated from the date you purchased the shares through the date that the rescission offer expires at the interest rate based on your state of residence as set forth below.

o Federal law does not provide a specific interest rate to be used in the calculation of the consideration to be received in connection with the repurchases of securities by an issuer in a rescission offer. We intend to use the legal rates of interest for the repurchase of shares based on the state of residence of the stockholder. These interest rates are as follows:


    ---------------------------------------------------------------------------
    State                                 Interest Rate
    ---------------------------------------------------------------------------
    Colorado                              8%
    ---------------------------------------------------------------------------
    Texas                                 6%
    ---------------------------------------------------------------------------

The rescission offer will expire on      , 2006 (30 days after the date hereof).

When the rescission offer expires, any person who did not accept the rescission offer will have freely tradable stock.

The rescission offer is merely an offer to repurchase shares. No shareholder is required to accept our rescission offer.

The date of this Prospectus is ___________, 2006

                                TABLE OF CONTENTS



                                                                           Page
                                                                           ----
Prospectus Summary                                                            1
Questions and Answers about the Rescission Offer                              3
Selected Financial Data                                                       6
Risk Factors                                                                  7
Use of Proceeds                                                              12
Market for Common Equity and Related Stockholder Matters                     13
Dividend Policy                                                              13
Dilution                                                                     13
Capitalization                                                               15
Management's Discussion and Analysis of Financial Condition and
  Results of Operations                                                      16
Business                                                                     22
Description of Property                                                      25
Legal Proceedings                                                            25
Management                                                                   26
Executive Compensation                                                       27
Certain Relationships and Related Transactions                               28
Security Ownership of Certain Beneficial Owners and Management               30
Description of Securities                                                    31
Selling Stockholders                                                         33
Rescission Offer                                                             34
Share Eligible for Future Sale                                               37
Plan of Distribution                                                         37
Indemnification                                                              40
Legal Matters                                                                40
Experts                                                                      40
Additional Information                                                       41
Financial Statements                                                        F-1

                               PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "RISK FACTORS" section, the financial statements and the notes to the financial statements. As used throughout this prospectus, the terms "Spongetech" "Spongetech Delivery Systems," the "Company," "we," "us," and "our" refer to Spongetech Delivery Systems, Inc.

                        Spongetech Delivery Systems, Inc.

We design, produce, market and distribute cleaning products for vehicular use utilizing patented technology relating to sponges containing hydrophilic, which are liquid absorbing, foam polyurethane matrices. Our products can be pre-loaded with detergents and waxes which are absorbed in the core of the sponge then gradually released during use. We license the rights to manufacture and sell our products from H.H. Brown Shoe Technologies, Inc. (d/b/a Dicon Technologies), the holder of the relevant patents relating to the hydrophilic sponges. We have designed and Dicon Technologies is conducting research and development for products using the same hydrophilic technology for bath and home use which we intend to market and sell as part of our product offering. There is no assurance that we will successfully be able to market and sell products for bath and home use.

Since our inception, we have had sales of $342,019, $1,858 and $1,051 for the fiscal years ended May 31, 2003, 2004 and 2005 respectively. For the six months ended November 30, 2005, we had sales of $2,974. We have incurred losses since inception and we expect to incur losses for the foreseeable future. For the fiscal years ended May 31, 2005, 2004 and, 2003, we incurred net losses of $58,699, $2,056,526 and $265,517, respectively. As a result of the foregoing, our independent auditors, in their report covering our financial statements for the year ended May 31, 2005, stated that our financial statements were prepared assuming that we would continue as a going concern. For the six months ended November 30, 2005, we had net loss of $27,430, an accumulated deficit of $2,761,167 and a working capital deficiency of $137,325.

Our principal executive offices are located at The Empire State Building, 350 Fifth Avenue, Suite 2204, New York, New York 10118. Our telephone number is
(212) 594-4175.

                              Our Corporate History

We were formed on June 18, 1999, under the name Romantic Scents, Inc. On June 12, 2001, Romantic Scents, Inc. changed its name to RSI Enterprises, Inc., and, on October 2, 2002, changed its name to Spongetech International Ltd. On July 15, 2002, we entered into a stock purchase agreement with Nexgen Acquisitions VIII, Inc., a blank check company, pursuant to which our sole stockholder, RM Enterprises International, Inc. received 12,000,000 shares of Nexgen Acquisitions VIII, Inc. and thereby became its majority stockholder. At the time that we entered into the stock purchase agreement with NexGen, we believed that persons affiliated with NexGen could assist us with the marketing and development of our business. The transaction was accounted for as a reverse acquisition using the purchase method of accounting, whereby RM Enterprises International, Inc., our sole shareholder, retained approximately 63% of the outstanding common stock. Thereafter, on October 9, 2002, Nexgen Acquisitions VIII, Inc. changed its name to Spongetech Delivery Systems, Inc. On December 16, 2002, we changed our domicile to Delaware. Spongetech Delivery Systems, Inc. (formerly Nexgen Acquisitions VIII, Inc.) merged with and into us so that we became the surviving company. Immediately subsequent to the merger, we changed our name to Spongetech Delivery Systems, Inc.

On March 1, 2004, our Certificate of Incorporation was voided by the State of Delaware for non-payment of franchise taxes in the amount of $114.40, including interest, fees and penalties for 2002 and $164.49, including taxes, fees and penalties for 2003, which outstanding amounts were paid on June 27, 2005. Simultaneously, on June 27, 2005, a Certificate for Renewal and Revival of our Certificate of Incorporation (the "Certificate") was filed with the State of Delaware, which restored, renewed and revived our Certificate of Incorporation commencing February 29, 2004. In accordance with Delaware Corporation law, upon the filing of the Certificate, our Certificate of Incorporation was renewed and revived with the same force and effect as if it had not been voided. Such reinstatement validated all contracts, acts, and matters, done and performed by our officers and agents within the scope of our Certificate of Incorporation during the time the Certificate of Incorporation was voided. We were not assessed any franchise taxes for the year 2004 because our Certificate of Incorporation was revoked and voided in 2004. On March 6, 2006, we paid our franchise taxes for 2005 in the amount of $162.03.

                                  The Offering


Common stock outstanding before the offering........   33,952,636 shares.

Securities offered by Spongetech....................   A minimum of 2,000,000  and a maximum of 8,000,000
                                                       units,  each  consisting  of one  share of  common
                                                       stock  and one  redeemable  class A  warrant.  The
                                                       common  stock and the  redeemable  class A warrant
                                                       will become separately tradable after 90 days from
                                                       the initial closing of this offering, or sooner in
                                                       our discretion.  We will issue a press release and
                                                       file a  prospectus  supplement  if we determine to
                                                       allow the  common  stock  and  class A  redeemable
                                                       warrants to become separately tradable prior to 90
                                                       days.

Common stock offered by selling stockholders........   3,625,969 shares


Common stock subject to rescission offering.........   219,000 shares of common stock.

                                                       This number represents 0.65% of our current
                                                       outstanding common stock

Common stock to be outstanding after the offering

Minimum Offering....................................   Upon completion of the minimum offering there will
                                                       be 35,952,636 shares of common stock and 2,000,000
                                                       redeemable class A warrants outstanding.

Maximum Offering....................................   Upon completion of the maximum offering there will
                                                       be 41,952,636 shares of common stock and 8,000,000
                                                       redeemable class A warrants outstanding.

Redeemable Class A Warrants

Exercise Terms......................................   Each  redeemable  class  A  warrant  entitles  the
                                                       registered holder thereof to purchase, at any time
                                                       from  the  date  the  warrants  become  separately
                                                       tradable, until ______, 2010 (five years after the
                                                       date  hereof),  one  share of  common  stock at an
                                                       exercise  price of $0.50  per  share,  subject  to
                                                       adjustment.

Redemption..........................................   The redeemable  class A warrants are redeemable by
                                                       us at a  redemption  price of $0.001 per  warrant,
                                                       upon at  least  30  days'  prior  written  notice,
                                                       commencing  on  _________,  2006 (six months after
                                                       the date  hereof),  if the  average of the closing
                                                       high bid prices of the common stock  exceeds $1.00
                                                       for five  consecutive  trading  days ending on the
                                                       third  day  prior to the date on which  notice  is
                                                       given.

Risk Factors........................................   See  "Risk  Factors,"  beginning  on  page 3 for a
                                                       description of certain factors you should consider
                                                       before making an investment in our common stock.

Use of proceeds.....................................   We will use the  proceeds  from the sale of all or
                                                       any portion of the  8,000,000  units offered by us
                                                       for  working   capital   and   general   corporate
                                                       purposes.  We will not receive any  proceeds  from
                                                       the sale of any of the shares  offered  for resale
                                                       by the selling stockholders under this prospectus

                QUESTIONS AND ANSWERS ABOUT THE RESCISSION OFFER

For those shareholders that are being offered rescission, you should read the following questions and answers, together with the more detailed information regarding the rescission offer and the risk factors set forth elsewhere in this offering circular, before deciding whether to accept or reject the rescission offer.

General

Q: Why are we making the rescission offer?

A: In March 2002 through May 2002, our predecessor, Nexgen VIII, sold an aggregate of 219,000 shares pursuant to a private placement offering. Our current management was not involved in said offering but was advised that the private placement was made pursuant to Rule 504, promulgated pursuant to Regulation D of the Securities Act of 1933, as amended (the "Act"). At the time of the issuances in March through May 2002, there was no written agreement between Nexgen and us. However, Nexgen's plan was to merge with Spongetech International, Ltd. and therefore Nexgen had a specific plan to engage in a merger with an identified company, Spongetech International, Ltd., as permitted by Rule 504(a)(3). This rule prohibits the use of an offering under Rule 504 if the issuer intends "to engage in a merger or acquisition with an unidentified company or companies, or other entity or person." Accordingly management believed that at the time of the issuances from March through May 2002, Nexgen was not a blank check company and was permitted to avail itself of the exemption provided by Rule 504. Despite the believe that Nexgen was not a blank check company at the time of the issuances, Nexgen may have been a blank check company and as such the reliance on Rule 504 was misplaced and the transaction was not exempted pursuant to such Rule 504 and the issuances were made in violation of
Section 5 of the Act. In order to cure any violation that may have occurred or that may have been deemed to have occurred by any regulatory agency, we have determined to offer rescission to the shareholders who purchased shares from our predecessor in March through May 2002. The rescission offer is intended to address any federal and state securities laws compliance issues by allowing the holders of the shares covered by the rescission offer to rescind the underlying securities transactions and sell those securities back to us.

Q: Which shares of common stock are included in the rescission offer?

A: We are offering, upon the terms and conditions described in this prospectus, to rescind the sale of 219,000 shares of common stock from shareholders who purchased shares of our common stock pursuant to a private placement conducted by our predecessor, Nexgen VIII in March 2002 through May 2002. The 219,000 shares of our common stock subject to the rescission offer are held by 30 persons.

Q: Does the rescission offer comply with Delaware corporation law?

A: Yes. Section 160(a)(1) of the Delaware Corporation law provides that "no corporation shall purchase or redeem its own shares of capital stock for cash or other property when the capital of the corporation is impaired or when such purchase or redemption would cause any impairment of the capital of the corporation, except that a corporation may purchase or redeem out of capital any of its own shares ... if such shares will be retired upon their acquisition and the capital of the corporation reduced..." The Company intends to retire all shares held by the shareholders who accept the rescission offer. Such shares shall become authorized but unissued shares of the Company. To the best of the Company's knowledge there is no other applicable minimum capital or reserve requirement under federal or state law.

Q: When does the rescission offer expire?

A: Our rescission offer will expire on *, 2006 (30 days after the date hereof), in accordance with the laws of Colorado and Texas which require that a rescission offer must be accepted within 30 days after the offer.

Q: What will I receive if I accept the rescission offer?

A: If you accept our rescission offer with respect to the common stock you purchased, we will repurchase the shares you hold that are subject to the rescission offer at the price per share you paid, plus interest at the current statutory rate per year, from the date of issuance through the date the rescission offer expires.

      The legal rates of interest for the repurchase of shares will be based on the state of residence of the stockholder. These interest rates are as follows:

      ------------------------------------------------------------------
      State                              Interest Rate
      ------------------------------------------------------------------
      Colorado                           8%
      ------------------------------------------------------------------
      Texas                              6%
      ------------------------------------------------------------------

Q: Can you give me an example of what I will receive if I accept the rescission offer?

A: We will repurchase outstanding shares of common stock subject to the rescission offer at the price per share you paid, plus interest at the current statutory rate per year, from the date of issuance through the date that the rescission offer expires. If you are a resident of Texas and hold 1,000 shares of our common stock that you have held for four years that is subject to the rescission offer at a per share price of $.01 and you accept our rescission offer, you would receive:

      o   The original purchase price = 1,000  x  $.01 = $10.

      o   Plus simple interest at 6% per year for four years =
          $10 x 6% = $.60 x 4 = $2.40.

      o   For a total of $12.40.


      You will not have any right, title or interest to the shares of common stock you will be surrendering upon the closing of the rescission offer, and you will only be entitled to receive the proceeds from our repurchase of the common stock, as the case may be.

Q: Have any officers, directors or 5% stockholders advised Spongetech Delivery Systems, Inc. whether they will participate in the rescission offer?

A: None of our officers, directors or 5% shareholders purchased shares during the period from March 2002 through May 2002 and, as a result, none are eligible to participate in this offer.

Q: If I do not accept the offer now, can I sell my shares?

A: If you do not accept the rescission offer, you can sell the shares of common stock that were subject to the rescission offer without limitation as to the number or manner of sale; provided, however, that you will remain subject to any transfer restrictions entered into with respect to your shares.

Q: What do I need to do now to accept or reject the rescission offer?

A: To accept or reject the rescission offer, you must complete and sign the accompanying election form and return it in the enclosed return envelope to Spongetech Delivery Systems, Inc., to the attention of Michael Metter, CEO, The Empire State Building, 350 Fifth Avenue, Suite 2204, New York, New York 10118, as soon as practical but in no event later than *, 2006 (30 days after the date hereof). If you are accepting the rescission offer, please also include in your return envelope (i) a completed and signed election form (see Appendix A) and
(ii) a stock power representing the shares you are surrendering for repurchase (see Appendix B).

Q: Can I accept the rescission offer in part?

A: If you accept the rescission offer, then you must accept the rescission offer of all of the shares of common stock that you purchased in the private placement.

Q: What happens if I do not return my rescission offer election form?

A: If you do not return a properly completed election form before the expiration date of our rescission offer, you will be deemed to have rejected our offer.

Q: What remedies or rights do I have now that I will not have after the rescission offer?

A: It is unclear whether or not you will have a right of rescission under federal securities laws after the rescission offer. Your right of rescission created under the Securities Act of 1933 may survive the rescission offer. Generally, the federal statute of limitations for noncompliance with the requirement to register securities under the Securities Act of 1933 is one year from the date of the violation upon which the action to enforce liability is based.

The state remedies and statutes of limitations vary and depend upon the state in which you purchased the shares. The following is a summary of the statutes of limitations and the effect of the rescission offer for the states in which the shares covered by this rescission offer were sold. This summary is not complete. For a more detailed description of the various state laws governing rescission rights in the respective states, see "Rescission Offer--Effect of Rescission Offer."

Colorado While residents of Colorado that hold shares covered by the rescission offer may have a right of rescission under federal securities laws, we believe that common stock issued by us in the state of Colorado were issued pursuant to an exemption from registration or qualification under the Colorado Securities Act.

Texas While residents of Texas that hold shares covered by the rescission offer may have a right of rescission under federal securities laws, we believe that common stock issued by us in the state of Texas were issued pursuant to an exemption from registration or qualification under the Texas Securities Act.

      We believe that your acceptance of the rescission offer will preclude you from later seeking similar relief. Regardless of whether you accept the rescission offer, we believe that any remedies you may have after the rescission offer expires would not be greater than an amount you would receive in the rescission offer.

Q: How will the rescission offer be funded?

A: The rescission offer will be funded from a separate segregated account titled the "Spongetech Delivery Systems, Inc. Rescission Account", which has been opened solely for the purpose of funding the rescission offer. The funds in this account are a portion of a $4,500 loan advanced to us by Robert Rubin on February 20, 2006. The Rubin Family Trust owns 21.7% of our outstanding common stock. The loan bears no interest and is payable on demand. The funds in this account will not be used for any other purpose. Upon expiration of the rescission offer, any remaining balance will be contributed to our capital. As of the date of this filing, the amount to be paid pursuant to the rescission offer is $2,883, including accrued interest of $692.80. If all of the shareholders entitled to rescission accepts our rescission offer, then the funds which are being used to fund the rescission offer, which otherwise may have become available to us to fund our operations, will not be so available. If the rescission offer is partially accepted then we will not be able to utilize these funds not accepted in the rescission to fund our operations. In view of our limited cash position, the acceptance of any part of the rescission offer could significantly affect our operations.

Q: Can I change my mind after I have mailed my signed election form?

A: Yes. You can change your decision about accepting or rejecting our rescission offer at any time before the expiration date. You can do this by completing and submitting a new election form. Any new election forms must be received by us prior to the expiration date in order to be valid. We will not accept any election forms after the expiration date.

Q: Who can help answer my questions?

A: You can call Michael Metter, CEO at Spongetech Delivery Systems at (212) 594-4175, with questions about the rescission offer.

Q: Where can I get more information about Spongetech Delivery Systems?

A: You can obtain more information about Spongetech Delivery Systems by contacting our Michael Metter, CEO at Spongetech Delivery Systems at (212) 594-4175.

                             SELECTED FINANCIAL DATA

The selected statement of operations data for the two fiscal years ended May 31, 2005 and 2004 and the following selected balance sheet data as of November 30, 2005 are derived from our audited financial statements included elsewhere in this prospectus and have been audited by Drakeford & Drakeford, LLC. The financial data set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and notes thereto appearing elsewhere in the prospectus.

                        SPONGETECH DELIVERY SYSTEMS, INC.
                            STATEMENTS OF OPERATIONS

                                        For the                              For the
                                   Six Months Ended                      year ended
                                       November 30,                            May 31,
                             ------------------------------      ------------------------------
                                 2005              2004              2005              2004
                             ------------      ------------      ------------      ------------
                             (unaudited)        (unaudited)
Sales                        $      2,974      $          0      $      1,051      $      1,858

Cost of goods sold                  1,158                 0             1,012             1,600
                             ------------      ------------      ------------      ------------
Gross profit (loss)                 1,816                 0                39               258
                             ------------      ------------      ------------      ------------


Total operating expenses            29,246            17,172            58,738         2,051,772

Other Income
and expenses net                                                                          5,012
                             ------------      ------------      ------------      ------------

Net loss                     $    (27,430)     $   (17,172)     $    (58,699)     $ (2,056,526)
                             ============      ============      ============      ============

Net loss per share -
   basic and diluted         $       (.00)     $       (.00)     $       (.00)     $       (.01)
                             ============      ============      ============      ============

Weighted average common
   shares outstanding          33,733,626        18,766,000        26,249,813        18,766,000
                             ============      ============      ============      ============



                                                    As of November 30, 2005
                                                      Actual As Adjusted
                                                     For Minimum Offering
Balance Sheet Data
Cash and cash equivalents                      $        466        $    380,466
Working capital                                $   (137,325)       $    242,675
Total Assets                                   $     31,491        $    411,491
Total Liabilities                              $    142,411        $    142,411

Stockholders' Equity (Deficiency)              $   (113,110)       $   269,080

                                  RISK FACTORS

Our business involves a high degree of risk. Potential investors should carefully consider the risks and uncertainties described below and the other information in this prospectus before deciding whether to invest in shares of our common stock. If any of the following risks actually occur, our business, financial condition, and results of operations could be materially and adversely affected. This could cause the trading price of our common stock to decline, with the loss of part or all of an investment in the common stock.

Risks Related to the Rescission Offer

WE MAY CONTINUE TO HAVE POTENTIAL LIABILITY EVEN AFTER THIS RESCISSION OFFER IS MADE.

      Our predecessor, Nexgen Acquisitions VIII, sold 219,000 shares of common stock to 30 investors in connection with a private placement during the period from March 2002 through May 2002 that may be deemed to have not been exempt from the registration or qualification requirements under the securities laws of certain states and/or the registration and qualification requirements under the Securities Act of 1933. In order to address these issues, we are making the rescission offer to all holders of any shares subject to rescission. However, the Securities Act of 1933 does not provide that a rescission offer will extinguish a holder's right to rescind the issuance of shares that were not registered or exempt from the registration requirements under the Securities Act of 1933. Consequently, should any recipients of our rescission offer reject the offer, expressly or impliedly, we may remain liable under the Securities Act of 1933 for the purchase price of the shares that are subject to the rescission offer. While we believe the shareholders who are residents of Colorado and Texas may have a right of rescission under federal securities laws, we believe that the shares issued by us in these states were issued pursuant to an exemption from registration or qualification available to us under applicable state securities laws. It is possible shareholders who acquired shares of our common stock that are subject to the rescission offer, may continue to have rights under common law or fraud in the state in which the potential securities violation with respect to your shares occurred. If a court were to impose a greater remedy, our liability as a result of the potential securities violations would be higher. In addition, if all our shareholders who are entitled to rescission accept our rescission offer, based upon calculations as of the date of this filing, the total amount including interest is $2,833. In view of our limited cash position, this could have a significant impact on our business operations. The funds set aside for the rescission is unavailable to us to fund our overhead, manufacturing and operating costs. If we are unable to fund such costs, our business will fail.

YOUR FEDERAL RIGHT OF RESCISSION MAY NOT SURVIVE IF YOU AFFIRMATIVELY REJECT OR FAIL TO ACCEPT THE RESCISSION OFFER.

If you affirmatively reject or fail to accept the rescission offer, it is unclear whether or not you will have a right of rescission under federal securities laws after the expiration of the rescission offer. Your right of rescission created under the Securities Act of 1933 may survive the rescission offer.

WE CANNOT PREDICT WHETHER THE AMOUNTS YOU WOULD RECEIVE IN THE RESCISSION OFFER WOULD BE GREATER THAN THE FAIR MARKET VALUE OF OUR SECURITIES.

      The amount you would receive in the rescission offer is fixed and is not tied to the fair market value of our common stock at the time the rescission offer closes. As a result, if you accept the rescission offer, you may receive less than the fair market value of the securities you would be tendering to us.

IF YOU DO NOT ACCEPT THE RESCISSION OFFER, YOUR SHARES, ALTHOUGH FREELY TRADEABLE, MAY STILL REMAIN SUBJECT TO LIMITATION ON RESALES.

If you affirmatively reject the rescission offer or fail to accept the rescission offer before the expiration of the rescission offer, your shares will be registered under the Securities Act of 1933 and will be fully tradeable, subject to any applicable limitations set forth in Rule 144 under the Securities Act of 1933.


Risks relating to our Business

WE HAVE A HISTORY OF LOSSES SINCE OUR INCEPTION WHICH MAY CONTINUE. IF WE CONTINUE TO EXPERIENCE LOSSES, WE WILL BE UNABLE TO FUND ANY OF OUR SALES AND MARKETING AND RESEARCH AND DEVELOPMENT ACTIVITIES. AS A RESULT WE MAY BE FORCED TO CEASE OUR OPERATIONS WHICH WOULD CAUSE INVESTORS TO LOSE THEIR ENTIRE INVESTMENT.

We incurred net losses of $58,699 and $2,056,526 for the years ended May 31, 2005 and 2004, respectively. As of November 30, 2005 we have a working capital deficit of $137,325. Because of these conditions, we will require additional working capital to develop our business operations. We have not achieved profitability and we can give no assurances that we will achieve profitability within the foreseeable future, as we fund operating and capital expenditures, in such areas as sales and marketing and research and development. We cannot assure investors that we will ever achieve or sustain profitability or that our operating losses will not increase in the future. If we continue to incur losses, we will not be able to fund any of our sales and marketing and research and development activities, and we may be forced to cease our operations. If we are forced to cease operations, investors will lose the entire amount of their investment.

WE HAVE A LIMITED OPERATING HISTORY AND MAY NOT GENERATE ENOUGH REVENUES TO STAY IN BUSINESS.

We were organized in July 1999 and have had limited operations since our inception from which to evaluate our business and prospects. There can be no assurance that our future proposed operations will be implemented successfully or that we will ever have profits. Our limited financial resources are significantly less than those of other companies, which can develop alternatives to our current and pending product lines in the U.S. If we are unable to sustain our operations, you may lose your entire investment. We face all the risks inherent in a new business, including the expenses, difficulties, complications and delays frequently encountered in connection with conducting operations, including capital requirements and management's potential underestimation of initial and ongoing costs. In evaluating our business and prospects, these difficulties should be considered. If we are unable to achieve profitability we will be forced to curtail our operations and go out of business.

WE NEED SIGNIFICANT INFUSIONS OF ADDITIONAL CAPITAL, WHICH MAY RESULT IN DILUTION TO YOUR OWNERSHIP AND VOTING RIGHTS IN US.

Based upon our current cash reserves and forecasted operations, we believe that we will need to obtain at least $500,000 in outside funding to implement our plan of operation over the next twelve months. Our need for additional capital to finance our business strategy, operations, and growth will be greater should, among other things, revenue or expense estimates prove to be incorrect. If we fail to arrange for sufficient capital in the future, we may be required to reduce the scope of our business activities in the areas of marketing and research and development until we can obtain adequate financing. We may not be able to obtain additional financing in sufficient amounts or on acceptable terms when needed, which could adversely affect our operating results and prospects and force us to curtail our business operations. Debt financing must be repaid regardless of whether or not we generate profits or cash flows from our business activities. Equity financing may result in dilution to existing stockholders and may involve securities that have rights, preferences, or privileges that are senior to our common stock. If we do not receive funding at lower prices, this will have a dilutive effect on the value of our securities issued at higher prices. Further, the sale, or potential sale of large amounts of our securities will, in all likelihood, have a depressive effect on the price of our securities which will affect the value of your investment.

OUR INDEPENDENT AUDITORS HAVE EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN, WHICH MAY HINDER OUR ABILITY TO OBTAIN FUTURE FINANCING AND WHICH MAY FORCE US TO CEASE OPERATIONS.

In their report dated September 15, 2005, our independent auditors stated that our financial statements for the year ended May 31, 2005 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of recurring losses from operations and cash flow deficiencies since our inception. We continue to experience net losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. If we are unable to continue as a going concern, you may lose your entire investment.

WE HAVE DEFAULTED ON OUR LICENSE IN THE PAST AND IF WE DEFAULT AGAIN, OUR LICENSOR COULD TERMINATE OUR LICENSE WHICH COULD CAUSE OUR BUSINESS TO FAIL.

We rely on our license agreement with Dicon for the development of our products. Our principal product and our products that are under development utilize the hydrophilic sponge technology that we license from Dicon. In addition, we rely on Dicon to protect and enforce key patents held by Dicon, relating to the hydrophilic technology. Dicon's patent expires in 2017. In the past, we have defaulted on the license by not meeting our minimum supply requirements. If we default again, Dicon may terminate the agreement or make the license non-exclusive. If we lose our license, we may not be able to make alternative arrangements on terms acceptable to us, or at all. We do not currently have any alternative plans for which to purchase hydrophilic sponges. Any loss of our license could materially adversely affect our business, financial condition and results of operations. The loss of our license and the inability to obtain alternative arrangements for our currently contemplated products or a different product line will cause our business to fail. Our exclusive license is limited to one function. If we are unable to expand this license to other areas, our growth will be significantly limited.

Our license agreement with Dicon is limited to hydrophilic sponges used to clean and polish land, sea and air transportation vehicles. Our business plan calls for us to expand our product line using hydrophilic sponges into the areas of personal hygiene and household cleaning. Although Dicon has orally indicated that it will agree to expand our license to cover personal hygiene and household cleaning products and has produced samples of both products for us, we have no written assurances that Dicon will expand our exclusive license to include additional product lines. If Dicon refuses to expand our license, we will be unable to expand into new areas and our growth will be limited.

WE DEPEND ON PRODUCTS MADE USING ONE TECHNOLOGY; AND PRODUCTS USING DIFFERENT TECHNOLOGIES MAY ATTRACT CUSTOMERS JEOPARDIZING OUR BUSINESS PROSPECTS.

Our cleaning products depend on the use of licensed technology relating to sponges incorporating a hydrophilic (liquid absorbing) polyurethane matrix. A number of factors could limit our sales of these products, or the profitability of such sales, including competitive efforts by other manufacturers of similar products, shifts in consumer preferences or the introduction and acceptance of alternative product offerings. We have not developed products using other technologies; and, thus, if our existing products or others based on the same technology fail in the marketplace, we may be forced to cease all operations.

OUR LICENSOR MAY NOT BE SUCCESSFUL IN DEFENDING THE PATENTS ON OUR LICENSED TECHNOLOGY AGAINST INFRINGEMENT; AND, AS A RESULT, WE MAY BE UNABLE TO COMPETE AGAINST COMPANIES SELLING PRODUCTS USING THE SAME TECHNOLOGY AS WE DO.

In the event a competitor infringes upon our licensed technology, our licensor may be unable to successfully assert patent infringement claims. In that event, we may encounter direct competition using the same technology on which our products are based and we may be unable to compete. If we cannot compete with competitive products, our business will fail. In addition, if any third party claims that our licensed products are infringing their intellectual property rights, any resulting litigation could be costly and time consuming and would divert the attention of management and key personnel from other business issues. We also may be subject to significant damages or injunctions preventing us from selling or using some aspect of our products in the event of a successful patent or other intellectual property infringement claim. We may not have sufficient capital to pay damages or if we do have sufficient capital, utilizing this capital to pay damages will divert capital away from our business which is critically needed to develop our business and products. Any of these events could have a material adverse effect on our business and profitability and cause us to curtail operations and cease our business. If we are enjoined from using our licensed technology we will be forced to cease operations and go out of business, as a result, investors will lose their entire investment.

THROUGHOUT OUR SALES HISTORY, WE HAVE DEPENDED ON ONE CUSTOMER FOR ALMOST ALL OF OUR SALES. IF THAT CUSTOMER DOES NOT GIVE US REPEAT ORDERS, WE WILL NOT BE ABLE TO CONTINUE IN BUSINESS.

We have historically depended on one customer for almost all of our sales. Specifically, in 2003, our most recent year of active operations, we sold an aggregate of approximately 153,000 sponges to TurtleWax, which represented approximately 75% of our orders. These sales to TurtleWax resulted in net sales of approximately $291,000 during the year ended May 31, 2003. Our last sale to TurtleWax was in May 2003. TurtleWax has not placed any orders with us since that time. While we remain in contact with TurtleWax and continue to have discussions with them, we have not pursued sales to TurtleWax due to our lack of proper funding. This is due to that fact that TurtleWax orders require us to have product on an in-stock basis so that we can immediately ship to them upon receiving orders. We are currently exploring ways to market our automobile cleanser and wax product, children's bath and home cleaning products through various marketing channels. If we are unable to expand our client and sales base, we may have no existing business or prospects for new business and our business could fail.

WE DEPEND ON THE EFFORTS OF INDEPENDENT SALES PERSONS TO GENERATE SALES OF OUR PRODUCTS.

We do not have a sales staff devoted to generating sales of our products. Instead, we rely on the efforts of independent sales groups, who are retained on a non-exclusive basis. These independent sales persons may not devote a significant amount of time to promoting our products or may focus their efforts on other products which may result in them receiving a bigger sales commission. We have no control over these sales persons. If these sales persons are not able to generate significant sales for our products, we will be forced to curtail our operations and go out of business.

WE DEPEND ON ONE MANUFACTURER FOR ALL OUR PRODUCTS; AND IF THAT MANUFACTURER IS UNWILLING OR UNABLE TO PRODUCE OUR ORDERS IN THE QUANTITIES REQUIRED AND AT THE PRICE AND QUALITY WE REQUIRE FOR SALES, WE WILL BE UNABLE TO CONTINUE IN BUSINESS.

Our licensor is also our manufacturer. Our reliance on a sole supplier involves several risks, including our potential inability to obtain adequate supplies and reduced control over pricing and timely delivery. Although the timeliness, quality and pricing of deliveries from our licensor has been acceptable to date there can be no assurance that supplies will be available on an acceptable basis or that delays in obtaining new suppliers will not have an adverse effect on us. If we lose this manufacturer there is no guarantee that we will be able to make alternate arrangements that will be acceptable to us. The success of our business will depend on our ability to obtain adequate supplies of hydrophilic sponges, chemicals, packaging materials, or finished products. Since we are dependent on Dicon for our all of our products, a failure by Dicon to deliver products when ordered will prevent us from fulfilling orders and would result in us being unable to timely fill purchase orders. If we are not able to timely deliver on purchase orders, we may experience a reduction in the number of orders, which will negatively affect our business. If delays are persistent, some of our purchasers may determine not to place future orders with us which will result in a reduction in our profits and will cause us to cease operations and go out of business.

THE MARKETPLACE MAY BE INDIFFERENT TO OUR PRODUCTS; IN WHICH CASE OUR BUSINESS WILL FAIL.

Our hydrophilic sponges, and products based on them, feature an internal structure which holds detergents and waxes which are released only when squeezed. However, potential users may be satisfied with the cleaners, waxes and applicators they are presently using. Thus, we may expend our financial and personnel resources on design, marketing and advertising without generating concomitant revenues. If we cannot generate sufficient revenues to cover our overhead, manufacturing and operating costs, our business will fail.

COMPLIANCE WITH GOVERNMENTAL REGULATIONS AND IMPLEMENTATION OF ANY LAW OR CONSTRUCTION OF ANY CURRENT LAW WHICH HAS THE EFFECT OF MAKING IT MORE COSTLY TO PRODUCE OUR PRODUCTS MAY DETRIMENTALLY AFFECT OUR ABILITY TO PRODUCE AND SELL OUR PRODUCTS WHICH WILL CAUSE US TO CURTAIL OUR OPERATIONS AND CEASE OUR BUSINESS.

Our cleaning products may be regulated by the Consumer Product Safety Commission under authority of the Hazardous Substances Act. The Consumer Product Safety Commission's jurisdiction covers most non-cosmetic, non-drug substances used in the home. The Federal agency develops voluntary standards with industry and issues and enforces mandatory standards or bans consumer products if no feasible standard would adequately protect the public. It conducts research on potential product hazards and obtains the recall of products that it believes pose potential risk for serious injury or death, or arranges for their repair. Additionally, the Consumer Product Safety Commission informs and educates consumers through the media, state and local governments, private organizations and by responding to consumer inquiries on, among other things, what safety features to look for in products. We do not believe that we are currently subject to any other direct federal, state or local regulation except in connection with regulations applicable to businesses generally or directly applicable to retailing or electronic commerce. However, from time to time in the future, Congress, the FDA or any other federal, state, local or foreign legislative and regulatory authorities may impose additional laws or regulations that apply to us, repeal laws or regulations that we consider favorable to us or impose more stringent interpretations of current laws or regulations. If these agencies determine to implement any law, or construe any current law in such a way which will make it more costly to produce our products, we may be forced to reduce our business and cease operations. In addition, if any of these agencies determine that there is no feasible way to adequately protect the public from any of our products, we will immediately be forced to curtail our business. Any such developments could detrimentally affect our ability to sell our products and become profitable and cause our business to fail.

IF WE FAIL TO PAY OUR FRANCHISE TAXES AND TO TIMELY FILE A RENEWAL AND REVIVAL AND ANOTHER CORPORATION SHALL ADOPT A NAME THAT IS SIMILAR AND/OR
INDISTINGUISHABLE FROM OUR NAME, WE COULD LOSE THE RIGHT TO USE OUR NAME AND WILL BE REQUIRED TO SEEK A RENEWAL AND REVIVAL OF OUR CERTIFICATE OF INCORPORATION UNDER ANOTHER NAME.

On March 1, 2004, our Certificate of Incorporation was voided by the State of Delaware for non-payment of franchise taxes in the amount of $114.40, including interest, fees and penalties for 2002 and $164.49, including taxes, fees and penalties for 2003, which outstanding amounts were paid on June 27, 2005. Our Certificate of Incorporation was renewed and revived, effective February 29 2004. The revival has the effect of validating all actions taken by our officers and directors pursuant to the Certificate of Incorporation during the period when we were voided. If we fail to pay our franchise taxes and to timely file a renewal and revival and another corporation shall adopt a name that is similar and/or indistinguishable from our name, we could lose the right to use our name and will be required to seek a renewal and revival of our Certificate of Incorporation under another name. This could result in the loss of any good will and recognition which has been established with respect to our name.

OUR OFFICERS AND DIRECTORS ARE INVOLVED IN OTHER BUSINESSES WHICH MAY CAUSE THEM TO DEVOTE LESS TIME TO OUR BUSINESS.

Michael Metter, our President and Chief Executive Officer, serves a director and officer for other companies. In addition to serving as our President and Chief Executive Officer, Mr. Metter also serves as the President and Chief Executive Officer of BusinessTalk Radio.net, Chairman of Tiburon Capital Group, a privately held holding corporation and Vice-President of ERC Corp., a privately-held marketing consultant. Mr. Metter devotes 10 hours each week, constituting 20% of his time, to our business. Mr. Moskowitz, our Chief Financial Officer and Secretary, also serves as a director and officer for other companies. Mr. Moskowitz also serves as the CEO and President of Azuel, Ltd, a publicly traded entity and Vice President of ERC Corp., a privately-held marketing consultant. Mr. Moskowitz devotes 40 hours each week, constituting 75% of his time, to our business. Mr. Lazaukas, one of our directors, serves also as President of FJL Enterprises, Inc. and TNJ Enterprises, Inc., which own and operate eight Dominos Pizza Stores. Our officers' and directors' involvement with other businesses may cause them to allocate their time and services between us and other entities. Consequently, they may give priority to other matters over our needs which may materially cause us to lose their services temporarily which could affect our operations and profitability.


Risks Related to This Offering

OUR COMMON STOCK AND REDEEMABLE CLASS A WARRANT PRICES MAY FALL UPON THE FUTURE SALE OF ADDITIONAL SHARES OF OUR COMMON STOCK.

Future sales of our common stock in the public market, or even the possibility of such sales, may materially and adversely affect the market price of our common stock and redeemable class A warrants. There were 33,952,636 shares of common stock outstanding before this offering. Substantially all of such shares are "restricted securities" within the meaning of Rule 144 of the Securities Act of 1933. All of these restricted shares of our common stock will become eligible for resale under Rule 144 within one year from the day hereof. The sale of large amounts of shares into the market within a short period of time may have the impact of lowering the value of shares outstanding at the time. This will cause our shareholders to experience a decrease in the value of the shares which are held by them.

INVESTORS WILL EXPERIENCE IMMEDIATE AND SUBSTANTIAL DILUTION OF OUR COMMON STOCK'S BOOK VALUE.

If you purchase our units in this offering, the net tangible book value of the common stock will experience immediate and substantial dilution. Giving effect to the sale of the minimum number of offered units, we would have a net tangible book value of approximately $.007 per share so that persons purchasing units in this offering would suffer an immediate dilution of $.243 per share or 97% from the offering price of $0.25 per unit. Giving effect to the sale of the maximum number of units offered, our net tangible book value would be approximately $.042 per share or dilution to you of $.208 per share or 83% of the public offering price. See "Dilution."

Redemption of redeemable class A warrants could deprive you of your right to exercise your warrants or may force you to exercise your warrants at a time when you may not be able to maximize the return on your investment or result in a return well below your expectations.

The redeemable class A warrants are redeemable by us, at a redemption price of $.001 per warrant, upon at least 30 days' prior written notice, commencing on __________, 2006 (six months after the date hereof), if the average of the closing high bid prices of the common stock exceeds $1.00 for five consecutive trading days ending on the third day prior to the date on which notice took effect. If the redeemable class A warrants are redeemed, the holders will lose their right to exercise their warrants except during such 30 day redemption period. Redemption of the redeemable class A warrants could force the holders to exercise the warrants at a time when it may be disadvantageous for the holders to do so or to sell the warrants at the then current market value. This will cause our shareholders to experience a return on their investment below their expectations.

UNLESS THE PRICE OF OUR COMMON STOCK TRADES ABOVE $0.50, YOU MAY NEVER HAVE AN OPPORTUNITY TO EXERCISE YOUR REDEEMABLE CLASS A WARRANTS, RESULTING IN A COMPLETE LOSS OF THEIR VALUE.

The redeemable class A warrants are exercisable at a price of $0.50 per share. Unless our common stock trades above that price, you will have no incentive to exercise the warrants. If our common stock does not trade above $0.50 per share within five years, there would be no reason for you to exercise the warrants and they will become worthless.

SALES BY SELLING SECURITY HOLDERS MAY HAVE A DEPRESSIVE EFFECT ON THE MARKET PRICE OF OUR SECURITIES WHICH MAY REDUCE THE VALUE OF YOUR INVESTMENT.

This prospectus relates to the sale by us of Units and to the resale of up to 3,625,969 additional shares that are held by certain stockholders identified in this prospectus. There is currently no public market for our securities. Sales by the selling shareholders may have a depressive effect on the market price of our securities and may make it more difficult for us to complete our Offering. It may also have the effect of reducing the value of your investment. In addition if our common stock is listed on the OTC Bulletin Board and selling stockholders can sell at prevailing market prices, this may undercut the price at which we are offering our shares, which must be sold at a fixed price for the duration of the Offering.

Risks Related to Our Common Stock

THERE IS PRESENTLY NO MARKET FOR OUR COMMON STOCK. ANY FAILURE TO DEVELOP OR MAINTAIN A TRADING MARKET COULD NEGATIVELY AFFECT THE VALUE OF OUR SHARES AND MAKE IT DIFFICULT OR IMPOSSIBLE FOR YOU TO SELL YOUR SHARES.

Prior to this offering, there has been no public market for our common stock and a public market for our common stock may not develop upon completion of this offering. Failure to develop or maintain an active trading market could negatively affect the value of our shares and make it difficult for you to sell your shares or recover any part of your investment in us. Even if a market for our common stock does develop, the market price of our common stock may be highly volatile. In addition to the uncertainties relating to our future operating performance and the profitability of our operations, factors such as variations in our interim financial results, or various, as yet unpredictable factors, any of which are beyond our control, may have a negative effect on the market price of our common stock. In addition, if our Common Stock is quoted on the OTC Bulletin Board and the Selling Stockholders can sell their shares at the market price, this may undercut the price at which we are offering our shares which are required to be sold at a fixed price for the duration of this Offering.

OUR CONTROLLING SHAREHOLDERS MAY EXERCISE SIGNIFICANT CONTROL OVER US FOLLOWING THIS OFFERING, DEPRIVING OTHER STOCKHOLDERS OF THE ABILITY TO ELECT DIRECTORS OR EFFECT OTHER CORPORATE ACTIONS, AND INVESTORS MAY NOT HAVE A VOICE IN OUR MANAGEMENT.

The shares offered in this prospectus represent a minority portion of our outstanding voting shares. Before this offering, our directors, executive officers and principal shareholders beneficially owned approximately 76% of the outstanding shares of our common stock. Following this offering, they will beneficially own approximately 72% of our outstanding shares assuming completion of the minimum offering, or approximately 61% if the maximum offering is sold. Our shareholders do not have cumulative voting rights with respect to the election of directors. If our principal shareholders vote together, they could effectively elect all of our directors.


OUR CHIEF FINANCIAL OFFICER AND SECRETARY, STEVEN MOSKOWITZ, SERVES AS PRESIDENT AND CEO OF AZUREL, LTD. A PUBLICLY TRADED ENTITY THAT BECAME DELINQUENT IN ITS FILING OBLIGATIONS. IN ADDITION, CERTAIN OF OUR OTHER OFFICERS AND DIRECTORS WERE PREVIOUSLY AFFILIATED WITH AZUREL, LTD.

Michael Metter, our President and a director and Frank Lauzaskas, one of our directors, were previously executive officers and directors of Azurel Ltd., a publicly traded entity. Steven Moskowitz, our Chief Financial Officer, Secretary and director serves also as President and CEO of Azurel. Azurel is delinquent in its reporting requirements with the SEC in that it has failed to file any of its required quarterly and annual reports since the filing of its Annual Report on Form 10-KSB for the year ended December 31, 2002. On January 31, 2006, Azurel terminated its obligation to file reports by filing a Form 15 with the Securities and Exchange Commission. If we were to become delinquent in our filing obligations under the federal securities laws, the Securities and Exchange Commission may halt trading in the Company's securities which would strongly reduce the value of the securities offered hereby.


                                 USE OF PROCEEDS

If the minimum number of units are sold, we estimate that we will receive net proceeds of approximately $380,000 ($500,000 of gross proceeds, less offering expenses of approximately $120,000) from our sale of the 2,000,000 units offered by us. If the maximum number of units are sold, we estimate that we will receive net proceeds of approximately $1,880,000 ($2,000,000 of gross proceeds, less offering expenses of approximately $120,000) from our sale of the 8,000,000 units offered by us. This estimate is based on an initial public offering price of $0.25 per unit and is before deduction for any commissions or non-accountable expenses we may pay to registered broker-dealers, if any. We currently have no plans, arrangements or agreements to offer any units through registered broker-dealers.

We expect to use the net proceeds of the offering for the following purposes
(1):



                            Minimum         50%          75%        Maximum
Product development (2)   $  100,000   $  300,000   $  400,000   $  600,000
Salaries(3)                      -0-          -0-      275,000      350,000
Marketing (4)                100,000      300,000      400,000      600,000
Payment of accounts          100,000      100,000      100,000      100,000
    payable
Purchase of inventory         25,000       50,000       75,000      100,000
Working capital (5)           55,000      130,000      130,000      138,000

             Total        $  380,000   $  880,000   $1,380,000   $1,880,000


(1) Assumes that all product development, marketing and accounts payable come from the "best efforts" offering and not from operations.

(2) Consist primarily of updated packaging, artwork and molds for different size products.

(3) In the event the 75 % or the maximum number of Units is sold in the offering, we intend to start paying salaries to our President, Michael Metter and our Secretary and Treasurer, Steven Moskowitz. In addition, if we raise the maximum offering, we intend to hire a National sales representative and a technology and EDI person. If we raise 75% of the offering we intend to only hire a technology and EDI person. If we raise the maximum, we estimate that we will pay an annual salary of $100,000 to Michael Metter, $75,000 to Steve Moskowitz, $50,000 to our technology person, $50,000 to our EDI person and $75,000 to our national sales representative. If we raise 75% of the offering, we estimate that we will pay an annual salary of $100,000 to Michael Metter, $75,000 to Steve Moskowitz, $50,000 to our technology person, and $50,000 to our EDI person.

(4) Marketing will include infomercials, brochures, advertising in automobile magazines, via the internet and at trade shows.

(5) General overhead expenses, including, but not limited to, office supplies, overnight delivery services, mail, telephones, insurance , legal and accounting fees. If we raise the minimum amount in this offering, we estimate that we will use the amount allocated for working capital as follows: $9,000 for insurance, $19,000 for legal fees, $19,000 for accounting fees and $5,000 for office supplies, overnight delivery services, mail, telephones and other miscellaneous expenses and $3,000 to fund the rescission offer outlined in this prospectus. If we raise the maximum amount in this offering, we estimate that we will use the amount allocated for working capital as follows: $30,000 for insurance, $50,000 for legal fees, $50,000 for accounting fees and $8,000 for office supplies, overnight delivery services, mail, telephones and other miscellaneous expenses.

We believe that the net proceeds from the minimum offering will be sufficient to continue the development of our proposed business for the next 12 months but not enough to expand our business plan. We believe that net proceeds from the maximum offering will enable us to increase our marketing efforts. Pending maximum use of the proceeds from the Units sold by us pursuant to this Offering, as set forth above, we may invest a portion of such proceeds in short-term, interest-bearing securities, U.S. Government securities, money market investments and short-term, interest-bearing deposits in major banks. Our ability to continue the development of our business is dependent on the receipt of the net proceeds from the Units sold by us pursuant to this Offering.

We will not receive any proceeds from the 3,625,969 additional shares of common stock that are being offered for sale by the selling stockholders under this prospectus.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market for Securities

There is no market for our common stock.

As of February 9, 2006, there were approximately 50 holders of record of our common stock.

We have appointed Olde Monmouth Stock Transfer Co, Inc., Atlantic Highlands, NJ, as transfer agent for our shares of common stock.

Equity Compensation Plan Information

Currently, we do not have any equity compensation plans in place.

                                 DIVIDEND POLICY

We have not paid any cash dividends on our common stock and we currently intend to retain any future earnings to fund the development and growth of our business. Any future determination to pay dividends on our common stock will depend upon our results of operations, financial condition and capital requirements, applicable restrictions under any credit facilities or other contractual arrangements and such other factors deemed relevant by our Board of Directors.

                                    DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock.

At November 30, 2005, our net tangible book value was a deficiency of ($110,920), or approximately ($0.003) per share of common stock. After giving effect to the sale of the minimum offering of 2,000,000 shares of common stock included in the units, and the deduction of estimated expenses of this offering, our pro forma net tangible book value at November 30, 2005, would have been $269,080 or $0.007 per share, representing an immediate increase in net tangible book value of $0.010 per share to the initial stockholders and an immediate dilution of $.243 per share to new investors.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the Units:



Public Offering Price                                            $        .25
Net Tangible book value before this
offering                                      $     (0.003)
Increase attributable to new investors        $       .010
                                              ------------       ------------
Pro forma net tangible book value after                          $       .007
this offering
                                              ------------       ------------
Dilution to new investors                                        $       .243
                                                                 ============

The pro forma net tangible book value after the offering is calculated as follows:



Numerator:
   Net tangible book value (deficiency) before this offering       $ (110,920)
   Proceeds from the offering (minimum)                               380,000
                                                                   ----------
                                                                      269,080

Denominator:
   Shares of common stock outstanding prior to this offering        33,952,636
   Shares of common stock included in the units offered(minimum)     2,000,000
                                                                   -----------
                                                                    35,952,636

The following illustrates dilution at varying levels of proceeds from the Offering

                                                      ASSUMING                          ASSUMING
                                                      MINIMUM      50% of    75% of     MAXIMUM
                                                      OFFERING   OFFERING    OFFERING   OFFERING
                                                      --------   --------    -------    -------
Public offering price per share                        $0.25      $0.25       $0.25     $0.25
Net tangible book value per share as of
    November 30, 2005                                  (.003)     (.003)      (.003)    (.003)
Increase per share attributable to this offering        .010       .023        .035      .045
Pro forma net tangible book value per share
       after this offering                              .007       .020        .032      .042

Dilution to new investors                               .243       .23         .218      .208
Percentage of Dilution                                   97%        92%         87%       83%


The following table sets forth with respect to the existing shareholders, a comparison of the number of shares of Common Stock owned by the existing shareholders, the number of common stock to be purchased from the Company by the purchasers of the Units offered hereby and the respective aggregate consideration paid to the Company and the average price per share:

                                                                                           Average Price
                                     Shares Purchased              Total Consideration       Per Share
Assuming Minimum Offering:
                                  Number          Percent         Amount         Percent
Existing shareholders(1)        33,952,636         94.4%        $5,092,895         91.1%        $ .15
New investors                    2,000,000          5.6            500,000          8.9           .25

Total                           35,952,636        100.0%        $5,592,895          100%


Assuming Maximum Offering:
                                  Number          Percent         Amount         Percent
Existing shareholders(1)        33,952,636         80.9%        $5,092,895         71.8%        $ .15
New investors                    8,000,000         19.1          2,000,000         28.2           .25

Total                           41,952,636        100.0%        $7,092,895         100%


(1) Includes 13,365,969 shares of common stock issued to officers, directors and affiliated persons.

                                 CAPITALIZATION

The following table summarizes our capitalization at November 30, 2005, and to give effect to (i) the sale of the 2,000,000 units offered in the prospectus and our application of the estimated net proceeds, and after deducting the estimated offering expenses. The information in the table should be read in conjunction with the more detailed combined financial statements and notes presented elsewhere in this prospectus.


                                                              November 30, 2005
                                                           Actual        Adjusted
                                                        -----------     ----------
Long-term obligations [including/less] current portion  $         0     $

Stockholders' equity:
Common stock $.001 par value;
   authorized 50,000,000 shares; issued
   and outstanding  shares 33,952,636                        33,953         35,953
Preferred stock $.001 par value;
authorized 5,000,000 shares;
   no shares issued and outstanding                               0
Additional paid in capital                                2,616,294      3,114,294

Deficit                                                  (2,761,167)    (2,881,167)
                                                        -----------     ----------
Net Stockholders' equity (deficiency)                      (110,920)       269,080
                                                        -----------     ----------
Total capitalization (deficiency)                          (110,920)       269,080
                                                        ===========     ==========

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The statements contained in this prospectus are not purely historical statements, but rather include what we believe are forward-looking statements. The forward-looking statements are based on factors set forth in the following discussion and in the discussions under "Risk Factors" and "Business." Our actual results could differ materially from results anticipated in these forward-looking statements. All forward-looking statements included in this document are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements.

Overview

We design, produce, market and distribute cleaning products for vehicular use utilizing patented technology relating to hydrophilic sponges, which are liquid absorbing, foam polyurethane matrices. Our products can be pre-loaded with detergents and waxes, which are absorbed in the core of the sponge then released gradually during use. We have also designed and have started to test market, but have not yet produced or sold, products using the same hydrophilic technology for bath and home cleaning use. We license the rights to manufacture and sell our products for vehicular use from H.H. Brown Shoe Technologies, Inc., d/b/a Dicon Technologies, the holder of the relevant patents relating to the hydrophilic sponges.

Corporate Background

We were formed on June 18, 1999, under the name Romantic Scents, Inc. On June 12, 2001, Romantic Scents, Inc. changed its name to RSI Enterprises, Inc., and, on October 2, 2002, changed its name to Spongetech International Ltd. On July 15, 2002, we entered into a stock purchase agreement with Nexgen Acquisitions VIII, Inc., a blank check company, pursuant to which our sole stockholder, RM Enterprises International, Inc. received 12,000,000 shares of Nexgen Acquisitions VIII, Inc. and thereby became its majority stockholder. The transaction was accounted for as a reverse acquisition using the purchase method of accounting, whereby RM Enterprises International, Inc., our sole shareholder, retained approximately 63% of the outstanding common stock. Thereafter, on October 9, 2002, Nexgen Acquisitions VIII, Inc. changed its name to Spongetech Delivery Systems, Inc. On December 16, 2002, we changed our domicile to Delaware. Spongetech Delivery Systems, Inc. (formerly Nexgen Acquisitions VIII, Inc.) merged with and into us so that we became the surviving company. Immediately subsequent to the merger, we changed our name to Spongetech Delivery Systems, Inc.

On March 1, 2004, our Certificate of Incorporation was voided by the State of Delaware for non-payment of franchise taxes in the amount of $114.40, including interest, fees and penalties, for 2002 and $164.49, including taxes, fees and penalties, for 2003, which outstanding amounts were paid on June 27, 2005. On June 27, 2005, a Certificate for Renewal and Revival of our Certificate of Incorporation (the "Certificate") was filed with the State of Delaware, which restored, renewed and revived our Certificate of Incorporation commencing February 29, 2004. In accordance with Delaware Corporation law, upon the filing of the Certificate, our Certificate of Incorporation was renewed and revived with the same force and effect as if it had not been voided. Such reinstatement validated all contracts, acts, and matters, done and performed by our officers and agents within the scope of our Certificate of Incorporation during the time the Certificate of Incorporation was voided. We were not assessed any franchise taxes for the year 2004 because our Certificate of Incorporation was revoked and voided in 2004. On March 6, 2006, we paid our franchise taxes for 2005 in the amount of $162.03.

Rescission Offer

In March 2002 through May 2002, our predecessor, Nexgen VIII, sold an aggregate of 219,000 shares pursuant to a private placement offering. Our current management was not involved in said offering but was advised that the private placement was made pursuant to Rule 504, promulgated pursuant to Regulation D of the Securities Act of 1933, as amended (the "Act"). At the time of the issuances in March through May 2002, there was no written agreement between Nexgen and us. However, Nexgen's plan was to merge with Spongetech International, Ltd. and therefore Nexgen had a specific plan to engage in a merger with an identified company, Spongetech International, Ltd., as permitted by Rule 504(a)(3). This rule prohibits the use of an offering under Rule 504 if the issuer intends "to engage in a merger or acquisition with an unidentified company or companies, or other entity or person." Accordingly management believed that at the time of the issuances from March through May 2002, Nexgen was not a blank check company and was permitted to avail itself of the exemption provided by Rule 504. Despite the believe that Nexgen was not a blank check company at the time of the issuances, Nexgen may have been a blank check company and as such the reliance on Rule 504 was misplaced and the transaction was not exempted pursuant to such Rule 504 and the issuances were made in violation of Section 5 of the Act. In order to cure any violation that may have occurred or that may have been deemed to have occurred by any regulatory agency, we have determined to offer rescission to the shareholders who purchased shares from our predecessor in March through May 2002. The rescission offer is intended to address any federal and state securities laws compliance issues by allowing the holders of the shares covered by the rescission offer to rescind the underlying securities transactions and sell those securities back to us. We intend to to retire all shares held by the shareholders who accept the rescission offer. Such shares shall become authorized but unissued shares of the Company.

The rescission offer will be funded from a separate segregated account titled the "Spongetech Delivery Systems, Inc. Rescission Account", which has been opened solely for the purpose of funding the rescission offer. The funds in this account are a portion of a $4,500 loan advanced to us by Robert Rubin on February 20, 2006. The Rubin Family Trust owns 21.7% of our outstanding common stock. The loan bears no interest and is payable on demand. The funds in this account will not be used for any other purpose. Upon expiration of the rescission offer, any remaining balance will be contributed to our capital. As of the date of this filing, the amount to be paid pursuant to the rescission offer is $2,883, including accrued interest of $692.80. If all of the shareholders entitled to rescission accepts our rescission offer, then the funds which are being used to fund the rescission offer, which otherwise may have become available to us to fund our operations, will not be so available. If the rescission offer is partially accepted then we will not be able to utilize these funds not accepted in the rescission to fund our operations. In view of our limited cash position, the acceptance of any part of the rescission offer could significantly affect our operations.


Events and Uncertainties that are critical to our business

We have had limited operations and like all new businesses face certain uncertainties, including expenses, difficulties, complications and delays frequently encountered in connection with conducting operations, including capital requirements and management's potential underestimation of initial and ongoing costs. We have had little or no revenues since fiscal year 2003, our most recent year of active operations. In 2003, we sold an aggregate of 183,000 sponges to TurtleWax, which represented approximately 75% of our orders. These sales to TurtleWax resulted in net sales of approximately $291,000 during the year ended May 31, 2003. Our last sale to TurtleWax was in May 2003. While we remain in contact with TurtleWax and continue to have discussions with them, we have not pursued sales to TurtleWax due to our lack of proper funding. There is no guarantee that if we were to have sufficient funds that TurtleWax will place orders with us. Also, there is no guarantee that we may be able to generate any interest in our product that will result in any sales in the future. While we have been able to generate sales of $2,974 in our most recent fiscal quarter, there is no guarantee that we will be able to generate sufficient sales to make our operations profitable. We may continue to have little or no sales and continue to sustain losses in the future. If we continue to sustain losses we will be forced to curtail our operations and go out of business.

We license the right to use our technology from H.H. Brown Shoe Technologies, Inc., Greenwich, Connecticut (d/b/a Dicon Technologies), a majority-owned subsidiary of Berkshire Hathaway, Inc. which owns the patent rights. The License Agreement expires in December 2006. Although we have been able to negotiate extensions of the term with Dicon, there is no guarantee that we will be able to negotiate an extension beyond December 31, 2006. If we lose the exclusive right to use the technology, we may be forced to compete with other companies, who may have greater resources. This will affect our ability to successfully penetrate the market and achieve profitability. As a result, we may be forced to cease operations. In addition, there is no guarantee that Dicon will continue to manufacture our products since its core business is the use of the hydrophilic technology in the manufacture of inner soles for shoes for its parent company, HH Brown Shoe Technologies, Inc. If Dicon can no longer manufacture our products there is no guarantee that we will be able to contract with another manufacturer for our products or that we will be able to use the technology in our products. In addition, there is no guarantee that upon our receipt of adequate funding to become fully operational, that Dicon will be able to meet our manufacturing needs. In addition, we depend on Product Development to manufacture the inserts and packaging for our sponges. Dicon only commences the manufacture of the sponge upon receipt of this packaging material. A delay in getting the packaging to Dicon can cause further delays in the delivery of our products to customers. A failure to have products delivered timely to our customers will cause delays for our customer and may prompt them to look for alternate products. Production delays will affect our profitability and may cause us to go out of business.

In addition, there is no guarantee that Dicon has adequate funds or will be able to successfully defend the patents on our licensed technology against infringement. If Dicon is unable to successfully defend any infringement claims and other products are developed similar to ours using the licensed technology, we may be forced out of business. Although we are currently exploring the use of the hydrophilic technology in products for home use there is no guarantee that the technology can be successfully used for such other uses. If we fail to find other uses for the technology , our company will have only one product. There are many risks and uncertainties associated with companies with only one product. Any failure or dips in the market may significantly affect our profitability and cause us to go out of business.

Our success depends in a large part on our ability to implement a successful marketing and sales plan. While we are currently seeking to hire sales groups to market our products, there is no guarantee that these efforts will result in any substantial sales. These sales groups are independent contractors who not only market and sell our products but also the products of other companies. Therefore, there is no assurance that they will devote substantial time to the sale of our product. Because of lack of funding, we are unable to hire a dedicated sales team who will devote their efforts to promoting and selling our products and fostering relationships with distributors who can assist us with getting our products on the shelves of large retailers such as Wal-Mart and Costco. However, there is no guarantee that with a dedicated sales team, our business will become profitable.

If we are able to obtain funding to become fully operational, there is no guarantee that we will be able to find personnel who will be able to work closely with the warehouse to ship orders, including special orders, made via the internet. In addition, there is no guarantee that we will be able to find technology personnel who can accept the EDI transmissions from the larger retailers and coordinate with our logistics and warehouse contacts to ensure timely delivery of orders.

Critical Accounting Policies

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States, which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, the disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The critical accounting policies that affect our more significant estimates and assumptions used in the preparation of our financial statements are reviewed and any required adjustments are recorded on a monthly basis.

Results of Operations

Six Months ended November 30, 2005 and 2004

Net sales for the six months ended November 30, 2005 were $2,974 as compared to $0 for the six months ended November 30, 2004. Management attributes this increase to orders placed after attendance at the trade show.

During the six months ended November 30, 2005, we had sales of $2,974. Our gross profit for the six months ended November 30, 2005 was $1,816 as compared to $0 for the six months ended November 30, 2004. Management attributes this increase in gross profit to sales during this period.

Operating expenses for the six months ended November 30, 2005 were $29,246 as compared to $17,172 for the six months ended November 30, 2004. The increase of $12,074 is the result of an increase in selling general and administrative expenses for the period.

Net loss for the six months ended November 30, 2005 was ($27,430) or ($.00) per share as compared to a net loss of ($17,172) or ($.00) per share for the six months ended November 30, 2004. The increase in net losses were the result of an increase in selling expenses for the six months ended November 30, 2005 compared to the six months ended November 30, 2004.

Fiscal Years Ended May 31, 2005 and 2004

Net sales were $1,051 for the fiscal year ended May 31, 2005 as compared to $1,858 for the fiscal year ended May 31, 2004, a decrease of $807. Management attributes this decrease to its inability to promote, market, and sell its automotive product due to a lack of capital for production.

We have no open purchase orders at this time. We have historically depended on one customer for almost all of our sales. Specifically, in 2003, our most recent year of active operations, we sold an aggregate of 183,000 sponges to TurtleWax, which represented approximately 75% of our orders. These sales to TurtleWax resulted in net sales of approximately $291,000 during the year ended May 31, 2003. Our last sale to TurtleWax was in May 2003. While we remain in contact with TurtleWax and continue to have discussions with them, we have not pursued sales to TurtleWax due to our lack of proper funding. Without sufficient funds, we are unable to satisfy TurtleWax's requirement to have product on an in-stock basis so that we can immediately ship to them upon receiving orders.

Cost of sales was $1,012 or 96 % of net sales for the fiscal year ended May 31, 2005 as compared to $1,600 or 86% of net sales for the fiscal year ended May 31, 2004.

Operating expenses for the fiscal year ended May 31, 2005 decreased to $83,529 from $2,051,772 for the fiscal year ended May 31, 2004. This decrease of $1,968,243 was a result of a decrease in infrastructure costs to minimal levels while we reorganize and redesign our products. Selling expenses for the fiscal year ended May 31, 2005 was $0. General and administrative expenses for the year ended May 31, 2005 included accounting, $19,000, legal, $30,000, office $583, SEC fees of $2,452 and consulting fees of $2,469.

Net loss for the fiscal year ended May 31, 2005 was $(83,490) or $(.00) per share as compared to net loss for the fiscal year ended May 31, 2004 of ($2,056,526) or ($.01) per share.

Plan of Operations

We had sales of $342,019 during the year ended May 31, 2003. Since that time, we have had minimal or no sales. Specifically, during the year ended May 31, 2005 and 2004, we had sales of $1,051 and $1,858 respectively. The main reason for the decrease was that we were reorganizing and redesigning our products and did not have adequate funding to meet our supply commitments. We have recently been setting up the groundwork for new sales with advance marketing but we require additional funding in order to reenter the market and make the correct impression with buyers. For the six months period ended November 30, 2005, we had sales of $2,974, which management attributes to orders placed after attendance at the Auto Show in Las Vegas Nevada, on October 31, 2005 through November 4, 2005.

During the next year we expect to increase our marketing and sales efforts. According to Cleanlink(1), a trade association for the cleaning industry, the wholesale market for chemical cleaning products was in excess of $7.6 billion in 2002 and 2004. Accordingly, we believe there is a substantial market for easy to use, multi-use cleaning products. In the next twelve months, management intends to take a number of actions that it believes will enable our business to successfully participate in this growing segment of the cleaning market.

--------------------
(1) Obtained from Cleanlink.com based upon a study prepared and conducted by the Research Department of Trade Press Publishing Corporation, publisher of Sanitary Maintenance Magazine in conjunction with International Sanitary Supply Association. The report can be accesses by following this link:
http://www.cleanlink.com/industrystatistics/2004sanitaryreport.asp

Management intends to attend trade shows to promote our products. Management attended the Auto Show in Las Vegas Nevada, on October 31, 2005 through November 4, 2005. Management estimates that it will cost us approximately $18,000 to attend upcoming trade shows, all of which has been, and if necessary will continue to be, funded by our officers, directors and affiliates until such time as we are able to complete this offering. In addition, our Secretary, Steven Moskowitz, will utilize his accrued air miles to cover all travel and hotel costs. There are no formal or written agreements with respect to the advance of funds to us by our officers, directors and affiliates. Such funds will be disbursed on an as needed basis until this Offering closes. Our officers, directors and affiliates have advanced funds to us to cover the costs associated with the filing of this Registration Statement, including, attorneys and accountants fees and SEC filing fees. Our officers, directors and affiliates have also advanced funds to us to cover the costs associated with the rescission offer. There are no formal or written agreements with respect to the advance of funds to us by our officers, directors and affiliates for payment of said costs. Our officers, directors and affiliates are not legally bound to provide funding to us. If they do not pay for these expenses, we will be forced to obtain funding. We currently do not have any arrangements to obtain additional financing. In view of our limited operating history, our ability to obtain additional funds is limited. Additional financing may only be available, if at all, upon terms which may not be commercially advantageous to us. If we are not able to obtain funding from other sources, we may not be able to complete this Offering. If we are unable to complete this offering, we will not be able to obtain funding to commence sales and marketing of our product. As a result we may be forced to go out of business.

On February 22, 2006, we entered into an oral agreement with Creative Marketing, a sales group with 5 sales representatives who will target their sales efforts to Arizona, California and Nevada. The sales representatives will receive commissions in the range of five (5%) percent to seven (7%) percent of net sales which they generate and will be paid on the tenth day of the month following the month in which the sales are made.

On July 18, 2005, we entered into an oral agreement with Lidel Fitzmaurice, Inc., a sales group that targets sales from Virginia to Vermont. Lidel Fitzmaurice has eleven sales representatives. The sales representatives will receive seven (7%) percent of net sales which they generate and will be paid on the tenth day of the month following the month in which the sales are made. To date, we have received orders in the approximate amount of $22,572 from the efforts of Lidel Fitzmaurice, Inc. The products will be manufactured by Dicon and shipped directly to our customers by Dicon, with payment remitted to Dicon upon receipt of payment from the customers. We anticipate that these orders will be filled late spring. Lidel Fitzmaurice, Inc. has advised us that it intends to attend the following trade shows in the next twelve months: the Los Angeles Auto Show, the North American International Auto Show, the South Carolina International Auto Show, the West Virginia Auto Show, the Pennsylvania Auto and Boat Show, the Northeast Auto Show, the Motor Trend International Auto Show, the Chicago Auto Show, the Virginia International Auto Show, the New York International Auto Show, the Tampa Bay International Auto Show, the Charlotte International Auto Show and the National Hardware Show.

On January 27, 2006 we entered into an oral agreement with Bill Perry & Associates, a sales group with 9 sales representatives who will target their sales efforts to Georgia, Tennessee, Alabama, Mississippi, Florida, North Carolina, South Carolina and Virginia. The sales representatives will receive commissions in the range of six (6%) percent to eight (8%) percent of net sales which they generate and will be paid on the tenth day of the month following the month in which the sales are made. To date we have received orders in the approximate amount of $3,150 from the efforts of Bill Perry & Associates. The products will be manufactured by Dicon and shipped directly to our customers by Dicon, with payment remitted to Dicon upon receipt of payment from the customers. We anticipate that these orders will be filled late spring.

Typically, sales groups attend trade shows to meet with sellers of various products which the sales persons believe they can market and sell to their customers. We are in the process of reviewing the indications of interest we received from various sales groups at the Auto show which management attended in November 2005. We intend to hire sales groups, with approximately 3 to 15 sales persons per group, depending on the geographical area, to market and sell our product through a gradual and staggered process. In April 2006, we intend to retain a sales group in the Mid West to commence sales in May 2006. In May 2006, we intend to hire a sales group in the North West to commence sales in June 2006. In June 2006, we intend to retain a sales group that targets the Canadian market to commence sales of in July 2006. There is no guarantee that we will be able to retain the various sales groups or that their efforts will result in significant sales. We do not anticipate that we will incur any costs in connection with retaining the various sales groups as the sales groups will be paid a percentage the net sales they generate only. The sales persons will be independent contractors retained by us on a non-exclusive basis and may not devote their efforts solely to selling our products. We do not intend to hire sales persons on an exclusive basis. If we are successful in raising the maximum offering, in addition to the various independent sales representatives which we retain, management intends to hire a national sales representative, who will be an employee of the Company, working exclusively with the Company to coordinate and over see all sales efforts. If we raise the maximum offering, we anticipate that the national sales representative will receive a salary of up to $75,000 plus a 2% override on all commissions earned by the independent sales representatives. However, there is no guarantee that we will be successful in completing this offering or of raising the maximum offering. If we are not able to complete this offering or raising the maximum offering, we will be unable to hire a national sales person to coordinate our sales efforts. We intend to continue to rely on the efforts of independent sales representatives until at such time as our operations become profitable. If we are not able to generate sales utilizing independent sales representatives, we will not be able to generate significant sales and may be forced to cease and curtail our business.

We currently have an understanding with Dicon, whereby Dicon has agreed to manufacture and ship small orders directly to our customers. Following the receipt of payment to us, we remit payment to Dicon within 60 days of the shipment date. We have not entered into a written agreement with Dicon for the manufacture and shipment of products directly to our customers. Dicon does not charge us a fee for facilitating the shipment of small orders directly to our customers or for the current payment arrangement. There can be no assurance that Dicon will continue to manufacture and ship orders directly to our customers or that they will not charge us a fee in the future for shipment of small orders directly to our customers. If we are not able to have our products manufactured and shipped directly to our customers then we will not be able to fill orders and may be forced to cease and curtail our business.

Upon completion of this offering, management intends to seek a production finance company to fund our purchase orders. Typically the way this arrangement works is all orders received by us will be forwarded to the production finance company which will assess the credit worthiness of the entity or the individual placing the order. Upon approval, the production finance company will fund the cost of the product at a cost to us, representing a percentage of the order placed. Management intends to seek an arrangement where the cost to the Company will not exceed 5% of each order. If we are not successful in finding a production finance company to fund our purchase orders, we will seek to have customers finance the production of their orders. There is no guarantee that our customers will be able to finance the production of their orders. If our customers are not able to finance their orders, we will be forced to seek alternate financing, such as debt and/or equity financing. We currently do not have any arrangements to obtain additional financing. In view of our limited operating history, our ability to obtain additional funds is limited. Additional financing may only be available, if at all, upon terms which may not be commercially advantageous to us. If our customers are unable to fund the production of their orders or we are not able to fund the production of our products, we will be unable to make any sales of products and may be forced to cease and curtail our business.

Upon completion of this offering, management intends to locate a public warehouse facility located in New Jersey or New York which is in close proximity to Dicon's facilities and which will upon receipt of invoices from us and products from Dicon, will pack and ship the completed orders to our customers at a cost to us which will not exceed 4% of the orders for such services. Management anticipates that this facility will also handle small internet orders. Management has not taken any action to locate a public warehouse facility. If we are not able to complete this offering we will not be able to arrange for a public warehouse facility. If we are not successful in finding a public warehousing facility, we will be unable to warehouse our products. This may result is us being unable to process large orders. If we are unable to process large orders, this will hinder our ability to become profitable and we may be forced to cease and curtail our business.

Further, there is no assurance that management will be able to consummate any agreements with a production finance company or warehouse on terms that are acceptable to us or which will not significantly cut into our profit margin.

We have begun to review all indications of interest which we have received from various infomercial companies as a way to promote our products. The success of an infomercial featuring our products is dependent on, among other things, having a compatible script director who understands our products and is able to highlight the benefits of our products in a short running time and the ability to get air time placement on channels such as ESPN and the Speed Channel to reach our target market. In addition, in view of our lack of adequate funding, we may be forced to give up a bigger profit margin to ensure that the Infomercial is available for airing. We intend to enter into an agreement for the production of an infomercial which we anticipate will be aired commencing in August through December 2006. There is no guarantee that we will be able to find an infomercial company who can successfully produce an infomercial on our behalf or that we will generate any sales from the infomercial. Management anticipates that it will cost a minimum of $50,000 and up to $300,000 to successfully produce an infomercial. Management anticipates that it will use a portion of the proceeds raised in the offering to produce an infomercial. If we do not complete the minimum offering, we will not be able to cover the cost associated with producing an infomercial.

In addition to the foregoing, we plan to formally launch a new marketing campaign upon completion of this Offering. The marketing elements will include third party marketing agreements and direct Internet marketing, including working with former customers and agents to rebuild former sales. If we are unable to complete this offering, we will not be able to launch our marketing campaign.

We are currently exploring the attractiveness of certain distribution and marketing arrangements with third parties to enhance distribution of our products, including licensing arrangement for products that we believe are complementary to sponges which could enhance our marketability. These efforts have involved meeting with strategic licensing partners, and having discussions regarding our products and market opportunities. We intend to pursue arrangements with other companies to use their logos and marks on our product as way to promote their products and target customers. To do so, we would be required to enter into license agreements with these companies relating to the use of their logos and marks. We anticipate that the cost for entering into such arrangements will entail our attorney's fees for the negotiation of such agreements and the cost of the mold to manufacture the sponges. Typically, the cost of the mold is approximately $250, from which approximately 5,000 pieces can be manufactured. To mass produce up to approximately 5,000,000 pieces, the cost of the mold is approximately $5,500. The cost of the mold is typically paid by the other party. To date, we have not entered into any agreements with any parties for use of their logos and marks on our products and do not have any plans to enter into any such arrangement until we successfully complete this offering. Our license agreement with Dicon permits us the right to enter into arrangements or agreements with third parties to use third parties' logos, names, slogans and/or marks on our products for advertising, promotion, manufacture distribution and sale. In addition, our license agreement allows us to enter into sublicense agreements consistent with the terms of our license agreement with Dicon. There is no guarantee that we will be able to complete any agreements with third parties that will have a positive effect on our sales, or that we will achieve successful and profitable results from our distribution and marketing efforts. There is also no guarantee that we will be able to successfully complete this offering. If we are unable to complete this offering, we may be forced to cease operations and go out of business.

We are also currently exploring distribution and marketing opportunities for our cleaning products for use as a household cleaning sponge. We have developed a prototype and are currently testing household cleaning sponges infused with anti-bacterial bath and kitchen soaps with a national detergent manufacturer for possible use under its logo and brand. There is no assurance that the manufacturer will purchase our sponges or that we will be successful in gaining distribution in this channel.

We have also developed a children's bath foam sponge, with a "safe mesh" coating which prevents tearing, in the shape of animals in various colors. The sponges, which float, are infused with a gentle no-tear, non-irritating anti-bacterial soap. The bath foam sponge does not lose its soap while it is floating in the bathtub as the inner hydrophilic matrix retains the soap until the child squeezes the sponge in use. We are exploring multiple retail outlets to sell this product and to market it directly to consumers. We have discussed with our licensor, our plan to have this product manufactured and sold by us. However, we have not yet entered into a formal agreement. This product is still in its research and development stage. Upon the completion of research and development, we intend to negotiate with Dicon the terms and conditions of the manufacture of this product. We have not made any sales and cannot offer any assurances that sales will result from our proposed marketing campaign, nor is there any assurance that we will be able to enter into an agreement with Dicon for the manufacture of this product. We are focused on expanding our marketing potential and intend to explore the possibility of entering into marketing and distribution arrangements for our products throughout the world. There is no assurance that we will be successful in gaining distribution in these markets.

If we are not successful in raising the minimum offering we will be forced to curtail or cease our business and operations.


Liquidity and Capital Resources

As of May 31, 2005, we had cash of $1,477, as compared to $50 at May 31, 2004. Our current cash balance as of March 27, 2006 is $3,969.47 of which $3,000 is held in a segregated account for the purpose of funding the rescission offer. If all of the shareholders entitled to rescission accepts our rescission offer, then the funds which are being used to fund the rescission offer, which otherwise may have become available to us to fund our operations, will not be so available. If the rescission offer is partially accepted then we will not be able to utilize these funds not accepted in the rescission to fund our operations. In view of our limited cash position, the acceptance of any part of the rescission offer could significantly affect our operations.

As of May 31, 2005, net cash used by operating activities aggregated $(27,073). Based upon our current cash reserves and forecasted operations, we believe that we will need to obtain at least $500,000 in outside funding to implement our plan of operation over the next twelve months. Based on our current cash balance, management believes that we can satisfy our cash requirements for the next five months. Our officers, directors and affiliates have indicated their preparedness to fund our business until we are able to complete this offering. However, there are no formal or written agreements with respect to the advance of funds to the Company by our officers, directors and affiliates for payment of said costs. Accordingly, our officers, directors and other affiliates are not legally bound to provide funding to us. Because of our limited operations, if our officers and directors do not pay for our expenses, we will be forced to obtain funding. We currently do not have any arrangements to obtain additional financing from other sources. In view of our limited operating history, our ability to obtain additional funds is limited. Additional financing may only be available, if at all, upon terms which may not be commercially advantageous to us.

The working capital (deficiency) at May 31, 2005 was $112,037 as compared to a working capital (deficiency) of $1,913,122 at May 31, 2004. These factors create substantial doubt about our ability to continue as a going concern. The recovery of assets and the continuation of future operations are dependent upon our ability to obtain additional debt or equity financing and our ability to generate revenues sufficient to continue pursuing our business purpose.

In February 2005, we settled a breach of contract suit brought against us in the Supreme Court of the State of New York by Paradigm Solutions, Inc. relating to an agreement dated December 31, 2001. In this suit, Paradigm claimed compensatory damages of $33,962. Although we denied that we had any liability to Paradigm, in connection with the settlement we issued Paradigm 75,000 of our common stock valued at $28,500 or $.38 per shares and paid $7,500 in cash.

We maintain a supply and requirements agreement with Dicon, a manufacturing company that has the technological know-how and patented and proprietary information relating to hydrophilic foam sponges and their applications. The agreement, which grants us exclusive worldwide rights to distribute the products was extended until July 2006 and requires us to purchase all of our requirements from Dicon. Pursuant to the agreement, we must purchase minimum annual required amounts from Dicon. We did not satisfy last year's requirements and paid $1,894.51 to Dicon in December 2003 in connection with the missed quantity requirements. We did not make any payments to Dicon in 2004. On February 15, 2005, we entered into a letter agreement with Dicon, pursuant to which Dicon confirmed that all required payments under the Supply and Requirements Agreement had been made by us and agreed to extend our license until June 30, 2006.

It is extremely difficult to itemize the price of each sponge purchased from Dicon because the price charged includes the sponge or sponge kit, packaging, storage and shipping. The price for each sponge or sponge kit, including these ancillary items, ranged from $.85 to $1.42. The average price per sponge or sponge kit was $1.12. Our operations to date have been primarily financed by sales of our equity securities to and loans from our officers and directors. As of May 31, 2005, we had a working capital deficit of $112,037. We do not expect positive cash flow from operations in the near term. Our operations presently are generating negative cash flow, and we do not expect positive cash flow from operations in the near term. We believe that the proceeds from the Units sold by us pursuant to this offering will sustain our operations for the next 12 months if the minimum is raised. However, in order for us to execute our business plan by expanding our marketing efforts, we will need to raise the maximum. If we fail to raise the minimum offering, we will need to secure additional working capital from other sources in order to sustain our operations. Any inability to obtain sufficient capital to sustain our existing operations, to meet commitments may require us to delay delivery of products, if and when ordered, to default on one or more agreements, or to significantly reduce or eliminate then existing sales and marketing, research and development or administrative functions. The occurrence of any of these, or our inability to raise adequate capital, may have a material adverse effect on our business, financial condition and results of operations.

Due to the operating losses that we have suffered from then date of our organization, in their report on the annual consolidated financial statements for fiscal year ended May 31, 2005, our independent auditors included an explanatory paragraph regarding concerns about our ability to continue as a going concern. Our consolidated financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. We have purchased the following sponge kits and sponges as of the date of the prospectus: 25,000 kits, each consisting of a vehicular sponge, detail sponge and chamois cloths 168,600 vehicular sponges 4,500 detail sponges 2,200 chamois cloths.

                                    BUSINESS

Corporate Background

We were formed on June 18, 1999, under the name Romantic Scents, Inc. On June 12, 2001, Romantic Scents, Inc. changed its name to RSI Enterprises, Inc., and, on October 2, 2002, changed its name to Spongetech International Ltd. On July 15, 2002, we entered into a stock purchase agreement with Nexgen Acquisitions VIII, Inc., a blank check company, pursuant to which our sole stockholder, RM Enterprises International, Inc. received 12,000,000 shares of Nexgen Acquisitions VIII, Inc. and thereby became its majority stockholder. The transaction was accounted for as a reverse acquisition using the purchase method of accounting, whereby RM Enterprises International, Inc., our sole shareholder, retained approximately 63% of the outstanding common stock. Thereafter, on October 9, 2002, Nexgen Acquisitions VIII, Inc. changed its name to Spongetech Delivery Systems, Inc. On December 16, 2002, we changed our domicile to Delaware. Spongetech Delivery Systems, Inc. (formerly Nexgen Acquisitions VIII, Inc.) merged with and into us so that we became the surviving company. Immediately subsequent to the merger, we changed our name to Spongetech Delivery Systems, Inc.

On March 1, 2004, our Certificate of Incorporation was voided by the State of Delaware for non-payment of franchise taxes in the amount of $114.40, including interest, fees and penalties for 2002 and $164.49, including taxes, fees and penalties for 2003, which outstanding amounts were paid on June 27, 2005.On June 27, 2005, a Certificate for Renewal and Revival of our Certificate of Incorporation (the "Certificate") was filed with the State of Delaware, which restored, renewed and revived our Certificate of Incorporation commencing February 29, 2004. In accordance with Delaware Corporation law, upon the filing of the Certificate, our Certificate of Incorporation was renewed and revived with the same force and effect as if it had not been voided. Such reinstatement validated all contracts, acts, and matters, done and performed by our officers and agents within the scope of our Certificate of Incorporation during the time the Certificate of Incorporation was voided.

Spongetech Delivery Systems

We design, produce, market and distribute cleaning products for vehicular and home use utilizing patented technology relating to hydrophilic (liquid absorbent) foam polyurethane matrices.

The Technology

We entered into a license agreement on July 1, 2001 for patented technology relating to hydrophilic polyurethane matrices on an exclusive basis. The technology is owned by and licensed from H.H. Brown Shoe Technologies, Inc., Greenwich, Connecticut (d/b/a Dicon Technologies), a majority-owned subsidiary of Berkshire Hathaway, Inc. which owns the patent rights. Our license applies to the cleaning and polishing of land, sea and air transportation vehicles. We have an oral understanding but no written agreements with Dicon that would permit us to develop products using the same sponge technology in other areas, including household cleaning and personal care.

Our license is a continuing one for the full life of the design patent, which was jointly developed by one of our former employees, and which covers the design, manufacture and use of a liquid-absorbent layer in a "molded sponge design." The patent expires in 2017.

The license agreement mandates that we purchase our hydrophilic sponge products from Dicon unless Dicon ceases its business operations, either totally or with respect to the manufacture of the molded sponge design within the scope of the design invention as set forth in the agreement. If such event occurs, we are permitted to use other manufacturers.

Pursuant to the license agreement, Dicon retains title to the technology. Thus, when the license expires, we have to give up any and all design rights to products that we have developed using the licensed technology. Dicon pays all expenses in connection with filing and maintaining the patent. Certain minimum quantities, as set forth in the requirements agreement with Dicon as discussed below, are required to be purchased by us in order for us to continue our exclusive use of the license. Dicon has the right, without restriction, to license its technology in areas other than sponges for use in cleaning and polishing transportation vehicles.

The technology has also been used to draw fluids out of a human body, such as body odors, and store them in the polyurethane matrix. The technology was originally contemplated for use in shoe liners, incontinence pads and nursing pads. Currently, companies such as Payless Shoes and H.H. Brown Shoe Company (the licensor) use the technology for inner soles to absorb sweat and odors. Revlon is a licensee of the technology which it uses in a cosmetic make-up removal product.

Our license is based on the discovery that if a sponge incorporating the hydrophilic matrix is filled with detergents and waxes, the matrix would retain these cleaning and polishing agents and could only be released when the sponge is squeezed. Thus, soap or wax could be retained for many uses and the sponge could be rinsed after use without losing the cleaning agent or wax.

On January 31, 2006, our license agreement was amended. Pursuant to the terms of the amendment, we have the right to (i) enter into arrangements or agreements with third parties to use third parties' logos, name, slogans and/or marks on our products for advertising, promotion, manufacture, distribution and sale and
(ii) sublicense our rights pursuant to the license agreement, subject to and consistent with the terms of the license agreement. In addition, we agreed to grant to Dicon the exclusive right to manufacture any products ordered as a result of any agreements with third parties to use third parties' logos, name, slogans and/or marks on our products for advertising, promotion, manufacture, distribution and sale.


Supply and Requirements Agreement

On July 1, 2001, we entered into an exclusive worldwide supply and requirements agreement with Dicon under which we must purchase from Dicon certain minimum quantities of our sponges containing the Dicon hydrophilic matrix as follows:



    Annual Period                  Number of Sponge Products
    -------------                  -------------------------
    1st annual period                     250,000
    2nd annual period                     500,000
     and each succeeding
     annual period                      1,000,000

at the following prices:

    Aggregate Purchases            Price per sponge product
    -------------------             ----------------------
    50,000 to 100,000                  $.817 sponge only
    100,000 to 250,000                 $.795 sponge only
      Over 250,000                     $.778 sponge only



Each annual period begins on July 1 of the current year and ends on June 30 of the following year. In the event the minimum quantities are not ordered in each one-year period, we must pay Dicon liquidated damages of $.20 per sponge for the deficiency. If we fail to pay the damages within 30 days of the end of the annual period, Dicon may terminate the license agreement or render our license non-exclusive for all subsequent periods. Dicon may, after the first annual period, raise the prices it charges for the sponges only if such increase is based on bona fide increases in material and labor costs plus an appropriate markup for overhead. The agreement was renewed until June 30, 2006. We may use other manufacturers in the event of a breach by Dicon or in the event of force majeure which prevents production for 90 days. We ordered in 75,000 sponges in the first year. In the second and third years of the contract we ordered 229,000 and 0 sponges, respectively. We therefore did not order the minimum quantity for the term of the agreement and in December 2003, we paid $1,894.51 to Dicon for any and all missed requirements. We have not paid any additional fees to Dicon for any missed requirements. Since July 1, 2004 we have purchased 908 sponges. On February 15, 2005, we entered into a letter agreement with Dicon, pursuant to which Dicon confirmed that all required payments under the Supply and Requirements Agreement had been made by us and agreed to extend our license December 31, 2006.

Dicon has designed and installed specialized equipment for producing molded foam products containing this superabsorbent polymer infused with detergents, soaps and waxes used as an absorbing and cleaning sponge product. The agreement sets forth minimum purchase requirements and pricing for the basic sponge product. Using its patented processes, Dicon manufactures products derived from "Hydrophilic Urethane Chemistry." The hydrophilic system has two parts, a hydrophilic pre-polymer phase and a water phase. During the water phase, various water soluble active ingredients are introduced into the products.


Products

We have designed specially configured sponges containing an outer contact layer and an inner matrix. Dicon, our licensor and manufacturer, loads the inner matrix of the sponge with specially formulated soaps and, in our licensed automotive cleaning and polishing product, soap and wax. When the sponge is applied to a surface with minimal pressure, the soap or soap and wax are simultaneously applied to the surface. When the sponge is not in use, the hydrophilic matrix holds the soap so that it does not leech out of the sponge.

We believe that our use of the patent has great marketing potential. We can choose any variety of cleansers, including anti-bacterial and abrasive soaps. Thus, we may fine-tune our products for use on different kinds of vehicles. New vehicles or those prepared for classic car shows require a gentle cleaner, whereas older cars which have developed a film over the paint or where the paint has faded may require a cleanser containing a compounding substance, a gentle abrasive. Depending on the use of our vehicular sponge, we may include wax, or may only include the cleanser.

We have developed a children's bath foam sponge, with a "safe mesh" coating which prevents tearing, in the shape of animals in various colors. The sponges, which float, are infused with a gentle no-tear, non-irritating anti-bacterial soap. The bath foam sponge does not lose its soap while it is floating in the bath tub as the inner hydrophilic matrix retains the soap until the child squeezes the sponge in use. We are exploring retail outlets to sell this product, ranging from pharmacies to department stores. We also intend to market this product directly. Dicon has orally agreed to manufacture this product for us. We have not yet made sales and cannot offer any assurances that sales will result from our proposed marketing campaign.

We have developed prototypes of household cleaning sponges infused with anti-bacterial bath and kitchen soaps. The products are being testing by a national detergent manufacturer for possible use under its logo and brand. We cannot predict whether or not the manufacturer will purchase our sponges and, if it does, whether the product will succeed in the marketplace.

Sales and Marketing

We have historically depended on one customer for almost all of our sales. Specifically, in 2003, our most recent year of active operations, we sold an aggregate of 183,000 sponges to TurtleWax, which represented approximately 75% of our orders. These sales to TurtleWax resulted in net sales of approximately $291,000 during the year ended May 31, 2003. Our last sale to TurtleWax was in May 2003. TurtleWax has not placed any orders with us since that time. While we remain in contact with TurtleWax and continue to have discussions with them, we have not pursued sales to TurtleWax due to our lack of proper funding. This is due to that fact that TurtleWax orders require us to have product on an in-stock basis so that we can immediately ship to them upon receiving orders.

In February 2004, we inaugurated a website, www.spongetech.com, to sell our vehicular cleaning kit directly to the public. Since inception, we have sold approximately 500 kits for aggregate sales price of approximately $4,750. We pay the website hosting company, Harbor Enterprises, a 20% royalty from the sales price on all Internet sales. We have not entered into a contract with Harbor Enterprises. Either party may terminate the relationship at any time. We ship directly to customers.

On July 18, 2005, we entered into an oral agreement with Lidel Fitzmaurice, Inc., a sales gorup that targets sales from Virginia to Vermont with eleven sales representatives. The sales representatives will receive seven (7%) of net sales which they generate and will be paid on the tenth day of the month following the month in which the sales are made. To date, we have received orders in the approximate amount of $14,625 from the efforts of Lidel Fitzmaurice, Inc. The products will be manufactured by Dicon and shipped by Dicon, with payment remitted to Dicon upon receipt of payment from the customers. We anticipate that these orders will be filled late spring. Lidel Fitzmaurice, Inc. has advised us that it intends to attend the following trade shows in the next twelve months: the Los Angeles Auto Show, the North American International Auto Show, the South Carolina International Auto Show, the West Virginia Auto Show, the Pennsylvania Auto and Boat Show, the Northeast Auto Show, the Motor Trend International Auto Show, the Chicago Auto Show, the Virginia International Auto Show, the New York International Auto Show, the Tampa Bay International Auto Show, the Charlotte International Auto Show and the National Hardware Show. We do not anticipate that we will incur any costs in connection with retaining the various sales groups as the sales groups will be paid a percentage the net sales they generate only.

On January 27, 2006 we entered into an oral agreement with Bill Perry & Associates, a sales group with 9 sales representatives that will target their sales efforts to Georgia, Tennessee, Alabama, Mississippi, Florida, North Carolina, South Carolina and Virginia. The sales representatives will receive commissions in the range of six (6%) percent to eight (8%) percent of net sales which they generate and will be paid on the tenth day of the month following the month in which the sales are made.

On February 22, 2006, we entered into an oral agreement with Creative Marketing, a sales group with 5 sales representatives who will target their sales efforts to Arizona, California and Nevada. The sales representatives will receive commissions in the range of five (5%) percent to seven (7%) percent of net sales which they generate and will be paid on the tenth day of the month following the month in which the sales are made.

New Product Development

Our new product development program consists principally of devising or testing new products, improving the efficiency of existing ones, evaluating the environmental compatibility of products and market testing. We estimate that our management devotes 2,000 hours to developing a product, its packaging and its marketing campaign. We have never paid nor do we expect to ever have to pay cash compensation for any product development activities. We are considering the expansion of our product lines to include household cleaning products and personal hygiene products. Dicon produced samples for us of our children's bath foam sponge and household cleaning sponge. We have not yet signed an agreement with Dicon in connection with the children's bath or household cleaning sponges, these sponges are still in the research and development stage.

New Marketing

The Company will focus on its efforts on increasing its sales through the hiring of various sales groups and its attendance at various trade shows. The Company also intends to continue to promote its products through its website.

Competition

The market for consumer products is highly competitive. We compete with international, national and local manufacturers and distributors of soaps, detergents, waxes, sponges, cloths and other automotive, household and bath products. Indirectly, in the automotive product area, we compete with drive-through car washes. Our competition, for the most part, has brand recognition and large marketing and advertising budgets. We face major multinational competition in our proposed household and children's bath sponges. Although our product is unique and patented, we cannot predict its acceptance in any of the marketplaces for which it is designed.

We compete on the basis of the uniqueness of our sponge, which combines efficiency and effectiveness compared to other vehicular cleaning products. Our product avoids the preparation and clean-up of using sponges, liquid soaps and pails of water. It also avoids the mess and limited storage life of traditional liquid and paste waxes. In addition, our cleaning and wax product is much easier to apply and does not have to be buffed. Our sponge which combines soap and wax is considerable cheaper than the purchase of the individual cleaning and application products, and our cleaning product is less expensive than the cost of a sponge and liquid detergent.

We have in the past sold and intend to again explore retail markets, to sell and provide greater public exposure to our vehicular sponge product.

Government Regulations

Our cleaning products may be regulated by the Consumer Product Safety Commission under authority of the Hazardous Substances Act. The Consumer Product Safety Commission's jurisdiction covers most non-cosmetic, non-drug substances used in the home. The Federal agency develops voluntary standards with industry and issues and enforces mandatory standards or bans consumer products if no feasible standard would adequately protect the public. It conducts research on potential product hazards and obtains the recall of products that it believes pose potential risk for serious injury or death, or arranges for their repair. Additionally, the Consumer Product Safety Commission informs and educates consumers through the media, state and local governments, private organizations and by responding to consumer inquiries on, among other things, what safety features to look for in products. We do not believe that we are currently subject to any other direct federal, state or local regulation except in connection with regulations applicable to businesses generally or directly applicable to retailing or electronic commerce.

Employees

We currently employ five people on a part-time basis of whom three are members of the business and sales management team and two are staff.

                             DESCRIPTION OF PROPERTY

Since December 8, 2004, we have been occupying our principal offices, which consist of 800 square feet of office space located at The Empire State Building, 350 Fifth Avenue, Suite 2204, New York, New York 10118. The premises are leased by members of the family of Steven Moskowitz, our secretary. Pursuant to a sublease agreement, we paid 60,000 shares of our common stock as consideration for the term of sublease. The sublease which covers 800 square feet of the subleased property expires on January 31, 2008. We pay directly for telephone, utilities and other expenses.

                                LEGAL PROCEEDINGS

Except as described below, we are not currently a party to, nor is any of our property currently the subject of, any pending legal proceeding. None of our directors, officers or affiliates is involved in a proceeding adverse to our business or has a material interest adverse to our business.

We are aware of a lawsuit commenced by Westgate Financial Corporation ("Westgate") in the Superior Court of New Jersey, Law Division, Hudson County on December 23, 2004 against Spongetech International, Ltd, Romantic Scents, Inc, Steven Moskowitz (our Secretary), RM Enterprises International, Ltd, and Flo Weinberg, Inc., a wholly-owned subsidiary of RM Enterprises International. On January 6, 2003, the Company and Westgate entered into a factoring agreement wherein the Company assigned to Westgate its accounts receivable arising out of its sale of goods or rendition of services to customers (the "Contract"). Westgate asserts a breach of that contract against the Company seeking damages of $11,049.82 with interest accrued thereon, costs and reasonable attorney's fees. Specifically, Westgate alleges that the Company defaulted on the Contract by, allegedly, failing to assign any accounts receivable for sixty (60) days. The Company has counterclaimed alleging breach of contract and seeks damages in an amount not less than $13,006.01, which damages are the amount of credits due the Company at the time Westgate terminated the Contract. Currently, the parties are conducting discovery. On September 19, 2005, our attorneys filed a Motion to Compel Discovery as Westgate has failed to respond to our requests for discovery. Westgate has refused to provide any discovery beyond a token production. By its conduct, Westgate has violated a Court Order compelling the production of certain documents. On January 18, 2006, our attorneys filed a Motion to Enforce Litigant's Rights seeking the dismissal of Westgate's claims in response to its refusal to produce documents and its violation of the Court Order. On February 10, 2006, the Court ordered Westgate to produce certain responsive documents by February 17, 2006. Westgate has failed to comply with the Court's Order, and on March 1, 2006, the Company filed its Second Motion to Enforce Litigants' Rights seeking dismissal of the Complaint.

                                   MANAGEMENT

Executive Officers, Directors, Director Nominees and Key Employees

The following table sets forth certain information regarding our current Executive Officers, Directors and Key Employees:

Name                          Age      Position                          Since
------------------------      ---      -------------                     ------
Michael Metter*               54       President,
                                       Chief Executive Officer,
                                       Director                          5/2001

Steven Moskowitz*             41       Secretary, Treasurer
                                       Chief Financial Officer
                                       and Director                      6/1999

Frank Lazauskas               45       Director                          7/2001

----------------

* Michael Metter and Steven Moskowitz are promoters of Spongetech. In addition, RM Enterprises International, Jerome Schlanger and Michael Sorrentino were our promoters.

Background of Officers and Directors

Michael Metter has been President, Chief Executive Officer and a Director since May 2001. Mr. Metter has served as President of RM Enterprises International, Inc., our majority stockholder, since April, 2001, and as its Chief Executive Officer since March 2, 2004. He has been a director of Western Power and Equipment Corp. (OTCBB) since February 2003. Mr. Metter served as the President of Azurel, Ltd. (OTCBB and subsequently Pink Sheets) from October 2002 to February 2003, and as its Chief Operating Officer from October 2002 to June 2003. Azurel is delinquent in its reporting requirements with the SEC due to the fact that it has failed to file any of its required quarterly and annual reports since the filing of its Annual Report on Form 10-KSB for the year ended December 31, 2002. Since June 2002, Mr. Metter has served as President and Chief Executive Officer of BusinessTalkRadio.net, a syndicated radio network based in Greenwich, Connecticut. Since June 2003, he has been chairman of the board of Tiburon Capital Group, a privately held holding corporation. He has served since May 2000 as Vice-President ERC Corp., a privately held marketing consultant. He was compliance director of Securities Capital Trading, Inc., a securities broker-dealer, from October 1998 to February 2001. On April 19, 2001, Mr. Metter filed a petition in personal bankruptcy in the District of Connecticut, Bridgeport Division, and was discharged on December 14, 2001. Mr. Metter received his MBA in Finance in 1975 and his B.A. in Marketing and Accounting in 1973 from Adelphi University.

Steven Moskowitz has been Secretary, Treasurer and a Director since June 1999. In February 2006, Mr. Moskowitz was appointed to serve as our Chief Financial Officer. Mr. Moskowitz has served as a director of RM Enterprises International, Inc. since April 2001, and as its Secretary since March 2, 2004. He has been a director of Western Power and Equipment Corp. (OTCBB) since February 11, 2003. Mr. Moskowitz was a director and CEO of Azurel, Ltd, (OTCBB and subsequently Pink Sheets) from October 31, 2002 to October 10, 2003. Mr. Moskowitz rejoined Azurel from May 1, 2004 through July 26, 2004 as CEO and President. On July 25, 2005, Mr. Moskowitz was elected as CEO and President of Azurel. Azurel is delinquent in its reporting requirements with the SEC due to the fact that it has failed to file any of its required quarterly and annual reports since the filing of its Annual Report on Form 10-KSB for the year ended December 31, 2002. Since June 2003, he has been director of Tiburon Capital Group, a privately held holding corporation, and since May 2000, he has served as Vice President of ERC Corp., a privately-held marketing consultant. He served as Vice President, Marketing and Business Development for H. W. Carter & Sons, a distributor of children's clothing, from 1987 to 2002. He was President of the H. W. Carter & Sons division of Evolutions, Inc. from 1996 to 1997. Mr. Moskowitz served in various capacities at Smart Style Industries, a manufacturer and distributor of children's apparel, from 1986 to 1987 from sales assistant to Vice President Sales and Marketing. He received his B.S. in Management from Touro College in 1986.

Frank Lazauskas has been a Director since July 2001. Mr. Lazauskas is the founder and President of FJL Enterprises, Inc. and TNJ Enterprises, Inc., formed in 1999 and 1997, respectively, which own and operate eight Dominos Pizza Stores. He was elected a director of RM Enterprises International, Inc., our majority stockholder, in March 2004. Mr. Lazauskas was a director of Azurel, Ltd, (OTCBB and subsequently Pink Sheets) from October 2002 to June 2003. Azurel is delinquent in its reporting requirements with the SEC due to the fact that it has failed to file any of its required quarterly and annual reports since the filing of its Annual Report on Form 10-KSB for the year ended December 31, 2002. He received his B.A. in Mathematics from Central Connecticut State University in 1983.

Pursuant to our bylaws, our directors are elected at our annual meeting of stockholders and each director holds office until his successor is elected and qualified. Officers are elected by our Board of Directors and hold office until an officer's successor has been duly appointed and qualified unless an officer sooner dies, resigns or is removed by the Board. There are no family relationships among any of our directors and executive officers.

Director Compensation

Our directors do not receive cash compensation for their services as directors but are reimbursed for their reasonable expenses for attending board and board committee meetings.

Committee of the Board of Directors

We have an audit committee composed of Frank Lazauskas.

                             EXECUTIVE COMPENSATION

The following table sets forth for the fiscal years ended May 31, 2005 and 2004, the compensation we paid to our Chief Executive Officer(s) and any other executive officers who earned in excess of $100,000 based on salary and bonus.

                           SUMMARY COMPENSATION TABLE

                                                                                              Long-Term
                                                                                            Compensation
                                                                             --------------------------------------------
                                               Annual Compensation                      Awards                Payouts
                                       ------------------------------------- ------------------------------ -------------
                                                                                                                            All
                                                                  Other                        Securities                  Other
                                                                 Annual         Restricted     Under-lying                Compen-
          Name and                                               Compen-      Stock Award(s)    Options/        LTIP      sation
     Principal Position       Year      Salary ($)   Bonus ($)  sation ($)         ($)          SARs (#)    Payouts ($)      ($)
--------------------------- ---------- ------------- ---------- ------------ ----------------- ------------ ------------- ----------
Michael Metter               2005       499,500 (1)       0           0               0              0             0           0
 Chief Executive Officer     2004             0           0           0               0              0             0           0
                             2003             0           0           0               0              0             0           0


Steven Moskowitz             2005       490,500 (2)       0           0               0              0             0           0
 Treasurer and Secretary     2004             0           0           0               0              0             0           0
                             2003             0           0           0               0              0             0           0

Frank Lazaukas               2005       499,500 (3)       0           0               0              0             0           0
 Director                    2004             0           0           0               0              0             0           0
                             2003             0           0           0               0              0             0           0

(1) 3,330,000 shares of common stock were issued to Mr. Metter as consideration for services rendered to us which shares are valued at $499,500.

(2) 3,270,000 shares of common stock were issued to Mr. Moskowiz as consideration for services rendered to us which shares are valued at $490,500.

(3) 3,330,000 shares of common stock were issued to Mr. Lazaukas as consideration for services rendered to us, which shares were valued at $499,500.

Option Grants for the fiscal years ended May 31, 2005 and 2004

No options or SARs were granted to the named executive officers during fiscal year ended May 31, 2005.

Aggregated Option Exercise for the fiscal years Ended May 31, 2005 and 2004 and Fiscal Year-End Option Values

None.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table shows information with respect to each equity compensation plan under which our common stock is authorized for issuance as of the fiscal year ended May 31, 2005.



                      EQUITY COMPENSATION PLAN INFORMATION

-----------------------------------------------------------------------------------------------------------------
           Plan category              Number of securities       Weighted average        Number of securities
                                        to be issued upon       exercise price of      remaining available for
                                           exercise of         outstanding options,     future issuance under
                                      outstanding options,     warrants and rights    equity compensation plans
                                       warrants and rights                              (excluding securities
                                                                                       reflected in column (a)
-----------------------------------------------------------------------------------------------------------------
                                               (a)                     (b)                       (c)
-----------------------------------------------------------------------------------------------------------------
Equity compensation plans approved             -0-                     -0-                       -0-
by security holders
-----------------------------------------------------------------------------------------------------------------
Equity compensation plans not                  -0-                     -0-                       -0-
approved by security holders
-----------------------------------------------------------------------------------------------------------------
Total                                          -0-                     -0-                       -0-
-----------------------------------------------------------------------------------------------------------------


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We were incorporated in New York State on July 18, 1999 as Romantic Scents, Inc. by RM Enterprises International, Inc. which was issued 5,000 shares representing all our issued and outstanding capital stock in consideration of forming our company. We received advances from RM Enterprises International in the aggregate amount of $113,414. These advances were paid back to RM Enterprises International on an interest-free basis through the conversion of debt into common stock. RM Enterprises International, Inc. may be considered a promoter. Michael Metter, our President, and Steven Moskowitz, our Secretary, may also be considered our promoters. Jerome Schlanger and Michael Sorrentino were former presidents of us and may be considered promoters. Aside from the shares of our common stock which it received in connection with our formation, RM Enterprises International has received no additional consideration from us for its activities related to our formation or business.

The control persons and beneficial owners of RM Enterprises International are Michael Metter, Steven Moskowitz and Frank Lazauskas, all of whom are directors of RM Enterprises International.

Jerome Schlanger was Treasurer and a director of RM Enterprises until his resignation as of March 3, 2004. On July 15, 2002, under the name of RSI Enterprises, we entered into a stock exchange agreement with Nexgen Acquisitions under which we became a wholly-owned subsidiary. Our then sole stockholder, RM Enterprises, received 12,000,000 shares of the common stock of Nexgen Acquisitions VIII and became its majority stockholder. Guy Cohen, as the owner of Nexgen Holdings, Inc., the parent of Nexgen Acquisitions was the promoter of Nexgen Acquisitions; and he received no additional consideration from us for his activities. Mr. Cohen, on November 22, 2004, transferred his interest in Nexgen Holdings to The Rubin Family Irrevocable Stock Trust.

In September, 2002, the majority stockholder of Nexgen Acquisitions VIII transferred 2,000,000 shares to The Rubin Family Irrevocable Stock Trust, a stockholder but not a control person of RM Enterprises, 300,000 shares to Eugene Dworkis, 200,000 shares to Maurice Harroch and 500,000 shares to Falcon Crest Capital, Inc.

Michael Sorrentino, a former employee, loaned us $25,000 on February 21, 2001 payable on demand. We had been accruing interest at the rate of 10% per annum. Between June 1, 2000 to May 31, 2001, RM Enterprises International, Inc., our majority stockholder, loaned us during the fiscal year ended May 31, 2001, an aggregate of $51,930. The loan did not bear interest, and the maturity date was extended to December 31, 2004. From November, 2002 through November 30, 2003, RM Enterprises International loaned us an aggregate of $73,600, payable on demand. The loan which was now due December 31, 2004 did not bear interest. We used these funds to pay rent in the amount of $15,000, telephone costs in the amount of $7,500 and other administrative expenses relating to our occupancy of our headquarters premises of $51,100. All of these loans were converted into shares of our common stock.

In January 2003, we paid $24,500 to a company owned by Deborah Metter, the wife of Michael Metter, our President, for marketing and promotional services in connection with the preparation of an infomercial for the vehicular sponge, including the use of her home. In 2003 and the first half of 2004, we marketed our products on a radio talk show aired by BusinessTalkRadio.net, a syndicated radio network of which Mr. Metter is President and CEO. BusinessTalkRadio.net received a $1.00 commission on each item sold. We paid BusinessTalkRadio.net an aggregate of $300 during that time but currently do not advertise on the program.

From our inception in July 1999 until March 2, 2004, we occupied office and warehouse space in premises in an industrial building leased by RM Enterprises International. We paid RM Enterprises International an aggregate of $15,000 for rent, $7,500 for telephone costs and $51,600 for administrative costs. From March 3, 2004 through December 15, 2004, we occupied office space rent-free in an office tower that was leased by the family of Steven Moskowitz. We currently sublease office space from A&N Enterprises LLC, which is leased by the family of Steven Moskowitz. We issued 60,000 shares of common stock to A&N Enterprises as consideration for our use of the premises.

In January 2005, we issued 3,330,000 shares of our common stock to Michael. L. Metter, our President and Chief Executive Officer, as compensation for managing our day-to-day operations, introducing us to business, sales, contractual and fundraising opportunities and evaluating potential acquisition candidates on our behalf valued at $499,500.

In January 2005, we issued 3,270,000 shares of our common stock, valued at to Steven Moskowitz, our Secretary, as compensation for managing our day-to-day operations, introducing us to business, sales, contractual and fundraising opportunities and evaluating potential acquisition candidates on our behalf valued at $490,500.

In January 2005, we issued 100,000 shares of our common stock to Thomas Monahan, our former Chief Financial Officer, as compensation for managing our financial operations valued at $15,000.

In January 2005, we issued 3,330,000 shares of our common stock to Frank Lazauskas, a director of the Company, as compensation for managing our day-to-day operations, introducing us to business, sales, contractual and fundraising opportunities and evaluating potential acquisition candidates on our behalf at $499,500.

In January 2005, we issued 2,000,000 shares of our common stock to the Rubin Family Irrevocable Stock Trust as directed by Robert Rubin, as compensation for introducing us to business, sales and contractual opportunities and assisting us with the review and evaluation of fundraising activities and potential acquisition candidates, valued at $300,000.

In January 2005, we issued 533,333 shares of our common stock to Steven Moskowitz, our Secretary and Director, in exchange for $114,400 in debt.

In January 2005, we issued 466,667 shares of our common stock to RM Enterprise International and 215,969 shares of our common stock to Flo Weinberg, Inc., its wholly-owned subsidiary, in exchange for an aggregate of $183,414 in debt.

In January 2005, we issued 466,667 shares of our common stock to American United Global, Inc., which is majority-owned by The Rubin Family Irrevocable Stock Trust, in exchange for $70,000 in debt.

In January 2005, we issued 500,000 shares of our common stock to Michael Sorrentino, in exchange for $75,000 in debt.

We believe that these transactions were on terms as favorable as could have been obtained from unaffiliated third parties. All future transactions we enter into with our directors, executive officers and other affiliated persons will be on terms no less favorable to us than can be obtained from an unaffiliated party and will be approved by a majority of the independent, disinterested members of our board of directors, and who had access, at our expense, to our or independent legal counsel.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of February 9, 2006, with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of our executive officers and directors; and (iii) our directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

--------------------------------------------------------------------------------------------------------
                                                         Shares of Common Stock Beneficially Owned(1)(2)
--------------------------------------------------------------------------------------------------------
               Name                            Title                 Number                Percent
--------------------------------------------------------------------------------------------------------
RM Enterprises International, Inc.(3)                              12,382,636               36.5%
c/o Spongetech Delivery Systems, Inc.
The Empire State Building, Suite 2204
New York, New York 10118
--------------------------------------------------------------------------------------------------------
The Rubin Family Irrevocable                                        7,377,667                21.7%
  Stock Trust (4)
25 Highland Boulevard
Dix Hills, New York 11746
--------------------------------------------------------------------------------------------------------
Michael Metter (3)(5)                    President, Chief          15,712,636               46.3%
One Tinker Lane                          Executive Officer and
Greenwich, CT 06830                      Director
--------------------------------------------------------------------------------------------------------
Steven Moskowitz (3)                     Secretary and Director    15,185,969               44.7%
c/o Spongetech Delivery Systems, Inc.
The Empire State Building, Suite 2204
New York, New York 10118
--------------------------------------------------------------------------------------------------------
Frank Lazauskas (3)                      Director                  15,712,636               46.3%
51 Niagara Street
Newark, New Jersey 07105
--------------------------------------------------------------------------------------------------------
Officers and                                                       21,845,969               64.3%
Directors (3 persons)(6)
-------------------------------------------------------------------------------------------------------

(1) Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, the persons and entity named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Under rules adopted by the SEC, shares of common stock issuable pursuant to warrants or options or upon conversion of convertible securities, to the extent such warrants or options or convertible securities are currently exercisable or convertible within 60 days of the date of the prospectus, are treated as outstanding for computing the percentage of the person holding such securities but are not treated as outstanding for computing the percentage of any other person.

(2) The percentage of beneficial ownership is based on 33,952,636 shares of our common stock outstanding as of the date of the prospectus.

(3) Includes 215,969 shares of our common stock owned by Flo Weinberg, Inc., a wholly-owned subsidiary of RM Enterprises International. The control persons of RM Enterprises International are Michael Metter, Steven Moskowitz and Frank Lazauskas, all of whom are directors of RM Enterprises International.

(4) Includes 466,667 shares of common stock owned by American United Global, Inc., of which The Rubin Family Irrevocable Stock is a majority stockholder. The trustees of The Rubin Family Irrevocable Stock Trust are Majorie Rubin and Robert Shulman, CPA. The beneficiaries of The Rubin Family Irrevocable Stock Trust are Linda Rubin, Andrew Rubin and Lisa Rubin.

(5) Includes 1,665,000 shares of our common stock beneficially owned by Deborah Metter, Michael Metter's wife, through D.L. Investments, Inc. Mr. Metter disclaims beneficial ownership of these shares.

(6) Includes (i) 1,665,000 shares of our common stock held by Mr. Metter; (ii) includes 1,665,000 shares of our common stock beneficially owned by Deborah Metter, Michael Metter's wife, through D.L. Investments, Inc. Mr. Metter disclaims beneficial ownership of these shares; (iii) 2,803,333 shares of our common stock held by Mr. Moskowitz; (iv) 3,330,000 shares of our common stock held by Mr. Lazauskas; and (v) 12,382,636 shares of our common stock held by RM Enterprises International, including 215,969 shares of our common stock owned by Flo Weinberg, Inc., a wholly-owned subsidiary of RM Enterprises International. The control persons of RM Enterprises International are Michael Metter, Steven Moskowitz and Frank Lazauskas, all of whom are directors of RM Enterprises International.

                            DESCRIPTION OF SECURITIES

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Certificate of Incorporation, with amendments, all of which have been filed as exhibits to our registration statement of which this prospectus is a part.

Capital Structure

Our capital stock consists of 55,000,000 shares of capital stock, par value $.001 per share, of which 50,000,000 shares are common stock and 5,000,000 shares are preferred stock that may be issued in one or more series at the discretion of the board of directors. As of the date hereof, 33,952,636 shares of common stock and no shares of preferred stock are issued and outstanding.

Units

Each unit offered hereby consists of one share of common stock and one redeemable class A warrant. The components of the unit will not be separately transferable for a period of 90 days from the initial closing of this offering, or sooner in our discretion. We will issue a press release if we determine to allow the common stock and class A redeemable warrants to become separately tradable prior to 90 days.

Common Stock

We are authorized to issue 50,000,000 shares of common stock, $.001 par value per share, of which 33,952,636 shares are issued and outstanding as of the date of the prospectus. Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by their holders at meetings of the stockholders.

Holders of our common stock:

1. Have equal ratable rights to dividends from funds legally available therefore, if declared by our board of directors;

2. Are entitled to share ratably in all of our assets available for distribution to holders of common stock upon our liquidation, dissolution or winding up;

3. Do not have preemptive, subscription or conversion rights, or redemption or sinking fund provisions; and

4. Are entitled to one noncumulative vote per share on all matters on which stockholders may vote at all meetings of our stockholders.

Cumulative voting for the election of directors is not provided for in our certificate of incorporation, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election.

Our certificate of incorporation provides that specified provisions may not be repealed or amended except upon the affirmative vote of the holders of not less than 2/3 of the outstanding stock entitled to vote. This provision would enable the holders of more than 1/3 of our voting stock to prevent amendments to the certificate of incorporation even if they were favored by the holders of a majority of the voting stock.

Preferred Stock

We may, subject to limitations prescribed by Delaware law:

1. Provide for the issuance of up to 5,000,000 shares of our preferred stock in one or more series;

2. Establish from time to time the number of shares to be included in each such series;

3. Fix the rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon; and

4. Increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding) without any further vote or action by the stockholders.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock. We have no current plans to issue any shares of preferred stock.


Redeemable Class A Warrants

Each redeemable class A warrant entitles the registered holder thereof to purchase one share of common stock form us at a price of $0.50 per share, subject to adjustment in certain circumstances, at any time from the date the warrants become separately tradable until five years after the date hereof.

We may redeem the class A warrants at a redemption price of $0.001 per class A warrant, upon at least 30 days' written notice, commencing on _________, 2006 (six months after the date hereof), if the average of the closing high bid prices of the common stock exceeds $1.00 for five consecutive trading days ending on the third day prior to the date on which notice of redemption is given, and provided that a current prospectus relating to the underlying securities is then in effect. All of the redeemable class A warrants must be redeemed if any are redeemed. We will redeem the warrants if we are in need of additional capital at a time when the common stock is trading above $1.00 and we believe that other sources of capital are less advantageous.

The exercise prices and number of shares of common stock or other securities issuable upon exercise of the redeemable class A warrants are subject to adjustment in certain circumstances, including in the event of a stock dividend, stock split, recapitalization, reorganization, merger or consolidation.

The redeemable class A warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price to the warrant agent for the number of redeemable class A warrants being exercised. Holders of the redeemable class A warrants do not have the rights or privileges of holders of common stock.

In order to comply with applicable laws in connection with the exercise of the redeemable class A warrants and the resale of the common stock issued upon such exercise, the redeemable class A warrants will be exercisable only if:

1. At the time of exercise, we have an effective and current registration statement on file with the Securities and Exchange Commission covering the shares of common stock issuable upon exercise upon such redeemable class A warrant; and

2. Such shares have been registered or qualified or deemed to be exempt from registration or qualification under the securities laws of the state of residence of the holder of such redeemable class A warrant.

We will use our best efforts to have all shares so registered or qualified on or before any exercise date and to maintain a current prospectus relating thereto until the expiration of the redeemable class A warrants, subject to the terms of the warrant agreement. While it is our intention to do so, there is no assurance that it will be able to comply. We therefore will be required to file post-effective amendments to this registration statement when subsequent events require such amendments in order to continue the registration of the common stock underlying the redeemable class A warrants and to take appropriate action under state laws. During any period in which we fail to maintain the effectiveness of this registration statement, the warrantholders will not be able to exercise their redeemable class A warrants.

Reports to Stockholders

We intend to furnish our stockholders with annual reports containing audited financial statements as soon as practicable after the end of each fiscal year. Our fiscal year ends on May 31.

Transfer Agent

We have appointed Olde Monmouth Stock Transfer Co., Inc., Atlantic Highlands, New Jersey, as transfer agent for our shares of common stock and warrants.

                             SELLING STOCKHOLDERS

We are registering 3,625,969 of the shares, which are owned by our stockholders. We will not receive any of the proceeds from sales of shares offered under this prospectus by the selling stockholders.

All costs, expenses and fees in connection with the registration of the selling stockholders' shares will be borne by us. All brokerage commissions, if any, attributable to the sale of shares by selling stockholders will be borne by selling stockholders.

The following table sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered. None of such persons are broker-dealers or affiliates of broker-dealers.


====================================================================================================================
                                        Shares Beneficially Owned                   Shares Beneficially Owned
                                          Prior to the Offering                      After the Offering (1)
                                        -------------------------               ----------------------------------
                                                                     Total         Percent           Percent
                                                                     Shares        Assuming          Assuming
                  Name                  Number        Percent      Registered   Minimum Offering  Maximum Offering
                  ----                  ------        -------      ----------   ----------------  ----------------
Renegade Consulting (2)                100,000           *            100,000          -0-%            -0-%
Joel Pensley                           775,000        2.5%            775,000          -0-%            -0-%
Maurice Harroch                        200,000           *            200,000          -0-%            -0-%
Flo Weinberg, Inc. (3)                 215,969           *            215,969          -0-%            -0-%
DDK and Company LLC (4)                500,000        1.5%            500,000          -0-%            -0-%
Michael Sorrentino                     500,000        1.4%            500,000          -0-%            -0-%
A&N Enterprises LLC (5)                310,000           *            310,000          -0-%            -0-%
Robert J. Miller                       100,000           *            100,000          -0-%            -0-%
Reed Smith LLC (6)                     100,000           *            100,000          -0-%            -0-%
Ahava Investments Inc. (7)             500,000        1.4%            500,000          -0-%            -0-%
Touchdown Capital Inc. (8)             250,000           *            250,000          -0-%            -0-%
Irwin Pearl                             32,500           *             32,500          -0-%            -0-%
Patti DeMatteo                          32,500           *             32,500          -0-%            -0-%
Eliot F. Bloom                          10,000           *             10,000          -0-%            -0-%
                                                                    ---------
                                                                    3,625,969


(1) Applicable percentage ownership is based on 33,952,636 shares of common stock outstanding as of April 29, 2005, together with securities exercisable or convertible into shares of common stock within 60 days of April 29, 2005. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of April 29, 2005 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) Joel Pensley has voting and investment power over the shares held by Renegade Consulting, Inc.

(3) Flo Weinberg, Inc. is a wholly-owned subsidiary of RM Enterprises International, Inc, which owns 36.5% of the common stock of Spongetech. Michael Metter, Steven Moskowitz and Frank Lazauskas, the board of directors of RM Enterprises International, hold voting and investment power over the shares held by Flo Weinberg.

(4) Allen Dorkin holds voting and investment power over the shares held by DDK & Company LLC.

(5) Norman Moskowitz holds voting and investment power over the shares of our common stock held by A&N Enterprises. Norman Moskowitz is the father of Steven Moskowitz.

(6) Robert Miller holds voting and investment power over the shares of our common stock held by Reed Smith.

(7) Beat Kranz holds voting and investment power over the shares of our common stock held by Ahava Investments, Inc.

(8) Steven Klein holds voting and investment power over the shares of our common stock held by Touchdown Capital.

                                RESCISSION OFFER
Background

In March 2002 through May 2002, our predecessor, Nexgen VIII, sold an aggregate of 219,000 shares pursuant to a private placement offering. Our current management was not involved in said offering but was advised that the private placement was made pursuant to Rule 504, promulgated pursuant to Regulation D of the Securities Act of 1933, as amended (the "Act"). At the time of the issuances in March through May 2002, there was no written agreement between Nexgen and us. However, Nexgen's plan was to merge with Spongetech International, Ltd. and therefore Nexgen had a specific plan to engage in a merger with an identified company, Spongetech International, Ltd., as permitted by Rule 504(a)(3). This rule prohibits the use of an offering under Rule 504 if the issuer intends "to engage in a merger or acquisition with an unidentified company or companies, or other entity or person." Accordingly management believed that at the time of the issuances from March through May 2002, Nexgen was not a blank check company and was permitted to avail itself of the exemption provided by Rule 504. Despite the believe that Nexgen was not a blank check company at the time of the issuances, Nexgen may have been a blank check company and as such the reliance on Rule 504 was misplaced and the transaction was not exempted pursuant to such Rule 504 and the issuances were made in violation of Section 5 of the Act. In order to cure any violation that may have occurred or that may have been deemed to have occurred by any regulatory agency, we have determined to offer rescission to the shareholders who purchased shares from our predecessor in March through May 2002. The rescission offer is intended to address any federal and state securities laws compliance issues by allowing the holders of the shares covered by the rescission offer to rescind the underlying securities transactions and sell those securities back to us.

The rescission offer will cover an aggregate of 219,000 shares of common stock issued and outstanding. We are making the rescission offer to the holders of these shares. The rescission offer will be kept open for 30 days and will be registered under the Securities Act of 1933 and qualified in each state where such qualification is required under applicable state securities laws. The following is a list of shareholders that are entitled to rescission:

=============================================================================================
                          Shares Beneficially Owned             Shares Beneficially Owned
                            Prior to the Offering                After the Rescission (1)
                          -------------------------              ------------------------
                                                        Total          Percent
                                                        Shares         Assuming
           Name           Number        Percent       Registered    Minimum Offering
           ----           ------        -------       ----------    ----------------
Shinya Araki               5,000           *             5,000          -0-%
Neil Foley                 5,000           *             5,000          -0-%
Jean Geyer                10,000           *            10,000          -0-%
Emma Hass                  8,000           *             8,000          -0-%
Melvin Koeller             5,000           *             5,000          -0-%
Malcom McGuire            10,000           *            10,000          -0-%
Sue Neil                   8,000           *             8,000          -0-%
Kevin O'Hara               8,000           *             8,000          -0-%
Olson Jeweler              5,000           *             5,000          -0-%
Bettye Oustz               8,000           *             8,000          -0-%
Angelo Palmisano           5,000           *             5,000          -0-%
Linda Chadwick             5,000           *             5,000          -0-%
Carol Polevoy              8,000           *             8,000          -0-%
Philip Wong                8,000           *             8,000          -0-%
Neil Cox                   8,000           *             8,000          -0-%
Richard Blundell          10,000           *            10,000          -0-%
Ken Heng                  10,000           *            10,000          -0-%
Donna Lutsky               5,000           *             5,000          -0-%
Jay Lutsky                 5,000           *             5,000          -0-%
Tanna Sessions             5,000           *             5,000          -0-%
Dean Sessions              5,000           *             5,000          -0-%
Patsy Sessions             5,000           *             5,000          -0-%
Michelle Brown             5,000           *             5,000          -0-%
James John                 8,000           *             8,000          -0-%
Arden Amos                10,000           *            10,000          -0-%
Robert Sessions            5,000           *             5,000          -0-%
Robert Sonfield           10,000           *            10,000          -0-%
Margot Krimmel            10,000           *            10,000          -0-%
Bonnie Carol              10,000           *            10,000          -0-%
Max Krimmel               10,000           *            10,000          -0-%

(1) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days.

(2) Assumes that all securities registered will be rescinded or sold.

Rescission Offer and Price

We are offering to rescind certain stock issuances pursuant to a private placement conducted by our predecessor, Nexgen VIII. By making this rescission offer, we are not waiving any applicable statutes of limitations.

More specifically, we are offering to rescind the sale of 219,000 shares of our common stock, which are held by 30 persons. This offer will be made to current shareholders who purchased shares of common stock from us between March 2002 and May 2002 and who are, or were at the time of issuance, residents of Colorado and Texas, at $.01.

If you accept our rescission offer and you hold shares of our common stock, we will repurchase the shares you hold that are subject to the rescission offer at the price per share paid, plus interest at the current statutory rate per year mandated by your state of residence, from the date of purchase through the date that the rescission offer expires.

If you accept our rescission offer, you will be entitled to receive interest at the applicable statutory interest rate per year in accordance with your state of residence. You will not, however, be entitled to any payments for interest or otherwise unless you affirmatively elect to participate in the offer. We intend to use the legal rates of interest for the repurchase of the shares based on the state of residence of the stockholder. These interest rates are as follows:

          ----------------------------------------------------
          State                     Interest Rate
          ----------------------------------------------------
          Colorado                  8%
          ----------------------------------------------------
          Texas                     6%
          ----------------------------------------------------

Acceptance

You may accept the rescission offer by completing and signing the enclosed election form indicating the shares to be repurchased and delivering a stock power representing the shares you are surrendering for repurchase, on or before the close of business on *, 2006 (30 days after the date hereof), which date and time we refer to in this document as the expiration date. All acceptances of the rescission offer will be deemed to be effective on the expiration date and the right to accept the rescission offer will terminate on the expiration date. Acceptances or rejections may be revoked in a written notice to us, to the attention of Michael Metter, CEO, The Empire State Building, 350 Fifth Avenue, Suite 2204, New York, New York 10118, which is received prior to the expiration date. Within fifteen business days after the expiration date, we will pay for any securities as to which the rescission offer has been validly accepted.

The rescission offer will expire at 5:00 p.m., New York City time, on *, 2006(30 days after the date hereof). If you submit an election form after the expiration time, regardless of whether your form is otherwise complete, your election will not be accepted, and you will be deemed to have rejected our rescission offer.

Neither we nor our officers and directors make any recommendations to you with respect to the rescission offer contained herein. You are urged to read the rescission offer carefully and to make an independent evaluation with respect to its terms.

IF PERSONS DESIRING TO ACCEPT THE RESCISSION OFFER INTEND TO MAKE USE OF THE MAIL TO RETURN THEIR STOCK POWERS, INSURED REGISTERED MAIL, RETURN RECEIPT REQUESTED, IS RECOMMENDED.

Rejection or Failure to Affirmatively Accept

If you fail to accept, or if you affirmatively reject the rescission offer by so indicating on the enclosed election form, you will retain ownership of the shares and you will not receive any cash for those securities in connection with the rescission offer. Your shares will be registered and will be fully tradeable under the Securities Act of 1933, unless you are an affiliate of Spongetech Delivery Systems within the meaning of Rule 144 or Rule 145, as the case may be. Your shares will remain subject to any applicable terms and conditions of the original agreement under which they were issued and any subsequent agreement relating to such shares. In addition, you will remain subject to other transfer restrictions entered into with respect to your shares.

Solicitation

      We have not retained, nor do we intend to retain, any person to make solicitations or recommendations to you in connection with the rescission offer.

Effect of Rescission Offer

      It is unclear whether the rescission offer will terminate our liability, if any, for failure to register or qualify the issuance of the securities under either federal or state securities laws. Accordingly, should the rescission offer be rejected by any or all offerees, we may continue to be contingently liable under the Securities Act of 1933 and applicable state securities laws for the purchase price of these shares up to an aggregate amount of approximately $2,190. If you are a stockholder who acquired shares of our common stock that are subject to the rescission offer, it is possible that you may continue to have rights under common law or fraud in the state in which the potential securities violation with respect to your shares occurred. If a court were to impose a greater remedy, our liability as a result of the potential securities violations would be higher.

      Regardless of whether you accept the rescission offer, we believe that any remedies you may have after the rescission offer expires would not be greater than an amount you would receive in the rescission offer.

      While holders of our shares who are residents of Colorado and Texas may have a right of rescission under federal securities laws, we believe that the shares issued by us in these states were issued pursuant to an exemption from registration or qualification available to us under applicable state securities laws.

Funding the Rescission Offer

The rescission offer will be funded from a separate segregated account titled the "Spongetech Delivery Systems, Inc. Rescission Account", which has been opened solely for the purpose of funding the rescission offer. The funds in this account are a portion of a $4,500 loan advanced to us by Robert Rubin on February 20, 2006. The Rubin Family Trust owns 21.7% of our outstanding common stock. The loan bears no interest and is payable on demand. The funds in this account will not be used for any other purpose. Upon expiration of the rescission offer, any remaining balance will be contributed to our capital. As of the date of this filing, the amount to be paid pursuant to the rescission offer is $2,883, including accrued interest of $692.80. If all of the shareholders entitled to rescission accepts our rescission offer, then the funds which are being used to fund the rescission offer, which otherwise may have become available to us to fund our operations, will not be so available. If the rescission offer is partially accepted then we will not be able to utilize these funds not accepted in the rescission to fund our operations. In view of our limited cash position, the acceptance of any part of the rescission offer could significantly affect our operations.

Directors, Officers and Major Stockholders

None of our officers, directors and 5% shareholders are eligible to participate in the rescission offering.

                  MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

Tax Consequences of the Rescission Offer

      The following are the material U.S. federal income tax consequences of the proposed rescission offer to our stockholders or option holders whose stock are rescinded pursuant to the rescission offer. However, this discussion does not address all income tax considerations that may be relevant to you in light of your individual circumstances, including if you are a foreign person, a person who is not an individual or a person subject to the alternative minimum tax provisions of the Internal Revenue Code of 1986, as amended. In addition, we do not address the tax consequences of the rescission offer to persons holding shares that are unvested, subject to hedging, conversion or constructive sale transactions or whose tax year is other than a calendar year. Finally, we do not address any foreign, state or local tax considerations. ACCORDINGLY, YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE RESCISSION OFFER, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO YOU OF THE RESCISSION OFFER.

Redemption of Shares

      For United States federal income tax purposes, the rescission offer with respect to shares of our common stock is intended to constitute a taxable redemption of shares for cash, with the redemption price equal to the amount paid for such shares (and including in the redemption price the interest on the original purchase price of such shares). However, the law applicable to the rescission offer is unclear, and we have not received a ruling from the Internal Revenue Service, or IRS, to that effect. Thus, the IRS is not precluded from successfully asserting a contrary position or otherwise recharacterizing the transaction in whole or in part. For example, the IRS may characterize our rescission offer as the return of the original purchase price, which would be nontaxable, plus the payment of interest, which would be taxable as ordinary income.

                         SHARES ELIGIBLE FOR FUTURE SALE

On the date of the prospectus, 3,625,969 shares of common stock owned by our stockholders, will be freely tradable without restriction under the Securities Act. None of these shares are held by our "affiliates" as that term is defined in Rule 144 under the Securities Act. We have outstanding 33,952,636 shares of our common stock.

Sale of Restricted Shares. Shares of our common stock held by affiliates will be eligible for sale in the public market, subject to certain volume limitations and the expiration of applicable holding periods under Rule 144 of the Securities Act. In general, under Rule 144, persons who have beneficially owned restricted shares for at least one year are entitled to sell within any three-month period the number of shares which does not exceed the greater of 1% of the number of shares of common stock then outstanding (which will equal approximately 339,526 shares) or the average weekly trading volume of the common stock during the four calendar weeks preceding the date on which notice of such sale was files under Form 144 with the SEC. Sales under Rule 144 are also subject to manner of sale and notice requirements and to the availability of current public information about us. Under Rule 144(k), a person who has not been one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, may resell the shares of common stock without complying with the manner of sale, public information, volume limitation or notice requirements of Rule 144.

We can offer no assurance that an active public market in our shares will develop. Future sales of substantial amounts of our shares (including shares issued upon exercise of outstanding options) in the public market could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities.

The Securities and Exchange Commission has taken the position that promoters or affiliates of blank check companies and their transferees, both before and after a business combination, would act as an "underwriter" under the Securities Act when reselling the securities of a blank check company. Accordingly, the Securities and Exchange Commission believes that those securities can be resold only through a registered offering and that Rule 144 would not be able for those resale transactions despite technical compliance with the requirements of Rule
144. Accordingly, the securities of our predecessor Nexgen Acquisitions VIII, Inc., a blank check company, which are held by several of our shareholders are restricted and such securities can only be resold only through registration under the Securities Act.


                              PLAN OF DISTRIBUTION
Shares to be sold by Us

We are offering units on a "best-efforts, minimum 2,000,000 Units, maximum 8,000,000 Units" basis, at a price of $0.25 per unit. There is no commitment on the part of any person to purchase and pay for any shares. The existing officers and directors reserve the right to acquire up to the minimum number of Units in this offering. We anticipate that to the extent that any of our officers and directors purchase Units in the offering, they will do so with investment intent and not with a view toward the distribution of the Units purchased. None of the Company's officers or directors will participate in the making of this Offering other than by the delivery of this Prospectus or by responding to inquiries by prospective purchasers. Such responses shall be limited to the information contained in the Registration Statement of which this Prospectus is a part.

No commission will be paid with respect to the sale of Units. The Company will pay its own legal and accounting fees and other expenses incurred in connection with the Offering.

This offering is intended to be made solely by the delivery of this Prospectus and the accompanying subscription application to prospective investors. Michael
L. Metter, our President and Chief Executive Officer, and Steven Moskowitz, our Secretary, will offer the securities in this Offering on behalf of the Company. Messrs. Metter and Moskowitz may only make sales if they can rely on the exemption provided by Rule 3a4-1 under the Securities Exchange Act of 1934, which permits such persons to sell securities under certain circumstances without registration as a securities broker. Messrs. Metter and Moskowitz will not receive any commissions or other remuneration based either directly or indirectly on transactions in our securities for their efforts in making any such offers or sales. Neither of these individuals is a registered broker-dealer or an affiliate of broker-dealers. Furthermore, Messrs. Metter and Moskowitz shall conduct their selling activity in accordance with paragraph (a)(4)(ii) of Rule 3a4-1, in that each person primarily performs substantial duties for the issuer other than in connection with transactions in securities, each person is not a broker or dealer or affiliated with a broker or dealer in the last twelve months and each person does not participate in selling an offering of securities more than once every twelve months other than as permitted under Rule 3a4-1. Neither Mr. Metter or Mr. Moskowitz are subject to a statutory disqua1ification as that term is defined in section 3(a)(39) of the Securities Act of 1933. Further, neither Mr. Metter or Mr. Moskowitz is an associated person of a broker or dealer.

We may also engage registered broker-dealers to offer and sell the units. We may pay any such registered persons who make such sales a commission of up to 10% of the sale price of each unit sold, and provide the registered persons a non-accountable expense allowance of up to 3% of the sale price of each unit sold. We have not entered into any underwriting agreement, arrangement or understanding for the sale of the units being offered. In the event we retain a broker who may be deemed an underwriter after this the effectiveness of this Registration Statement, we will file a post-effective amendment to this registration statement with the Securities and Exchange Commission. Other than our officers, directors and/or employees and, possibly, registered broker-dealers, no other person has been authorized to offer for sale the securities included in this prospectus for the account of the Company.

Prior to this offering there has been no public market for our common stock. The offering price of the shares was determined by us based upon our assessment of our value compared to others in our market, taking into account, among other matters, the following:

1. the relatively early stage of our development compared to others in similar industries;
2. the limited capital available to us through this offering or through other sources;
3. our ability to expand and develop our operations based upon the capital provided by this offering;
4. our potential value if we are successful in implementing our business plan;
5. a multiple of our revenues; and
6. the general market for publicly traded securities.

The exercise price of the redeemable class A warrants was based solely on our arbitrary assessment of a premium over the offering price of the unit which we believe will provide some value to the redeemable class A warrant. There can be no assurance that they will in fact have any value. The offering price of the units and the exercise price of the class A warrants bears no relationship to any recognized criteria of value, nor is it necessarily indicative of the market price for the units, common stock or redeemable class A warrants after this offering.

After the registration statement of which this prospectus forms a part has been declared effective, we will provide to each prospective investor a copy of the final prospectus relating to his offering which includes an agreement to purchase units. In order to purchase the units, the subscription application in the form attached to the prospectus and a check made payable to "Continental Stock Transfer & Trust Company as Escrow Agent for Spongetech Delivery Systems, Inc." should be completed and forwarded to us. Receipt by us of a subscription agreement and/or deposit with the escrow agent of payment for the subscribed units shall not constitute acceptance of a subscription. We reserve the fight to withdraw, cancel or modify the offering hereby and to reject subscriptions in whole or in part, for any reason.

The escrow agreement provides that the proceeds received under this Offering from the sale of the Units by us will be deposited in a non-interest bearing escrow account with Continental Stock Transfer & Trust Co. In the event that less than the minimum gross proceeds from the sale of at least 2,00,000 Units being offered are received by the escrow agent within 90 days from the date hereof (with an allowable additional 90-day extension), the Escrow Agent shall promptly refund to each purchaser the amount of any payment received from such purchaser without any interest thereon and shall notify us of such disbursement. If at least the minimum gross proceeds are received by the escrow agent in the Offering, the escrow shall advise us and disburse the funds in accordance with our instructions. The escrow agreement provides that the Escrow Agent can resign for any reason upon three business days notice to us. In the event of such resignation if the escrow agent is advised of the appointment of a successor agent, the escrow agent shall deliver the funds held in escrow to the successor escrow agent. If the escrow agent is not advised of a successor escrow agent, then the escrow agent shall disburse the funds to each purchaser without interest thereon. In the event of such resignation, the escrow agent shall be entitled to reimbursement for any expenses incurred in connection with its resignation. For its services rendered pursuant to the escrow agreement, the escrow agent shall receive a fee of $2,500 payable at the closing of the offering and a fee of $500 for each additional closing thereafter. In addition, the escrow agreement provides for the reimbursement of all expenses incurred in connection with the escrow agreement. The escrow agreement provides for payment of fees to the escrow agent out of the proceeds of the offering, if we fail to raise the minimum in the offering and the funds held in escrow are disbursed to the purchasers, we will be forced to pay any fees assessed by the escrow agent. In view of our limited cash balance, we may have to force to rely on our officers, directors and affiliates to pay any such charges assessed by the escrow agent. Our officers, directors and affiliates have indicated their preparedness to fund our business until we are able to complete this offering. However, there are no formal or written agreements with respect to the advance of funds to the Company by our officers, directors and affiliates for payment of said costs. Accordingly, our officers, directors and other affiliates are not legally bound to provide funding to us. If our officers and directors do not pay for our expenses, we will be forced to obtain funding. We currently do not have any arrangements to obtain additional financing from other sources. In view of our limited operating history, our ability to obtain additional funds is limited. Additional financing may only be available, if at all, upon terms which may not be commercially advantageous to us.

Certificates representing your securities will not be issued until such times as good funds related to the purchase of the units by such subscribers are released form the escrow account to us by the escrow agent. Until such time as certificates are issued to the subscribers, the subscribers will not be considered shareholders of Spongetech Delivery Systems.

Subscribers will not have the use of their funds, will not earn interest on funds in escrow and will not be able to obtain return of funds deposited in escrow unless and until the minimum Offering period expires. In addition, subscribers will have a right to a return of their subscription payments held in the escrow account to the extent that we do not achieve the minimum offering or upon the termination of the Offering.

Termination of the Offering

The Offering will commence on the date of this Prospectus and will continue for a period of 90 days from the date hereof, with an allowable 90-day extension. We have the right to terminate the Offering for any reason at any time until at least 2,000,000 Units offered herby have been sold. If we terminate the Offering before the subscription proceeds for the minimum of 2,000,000 Units have been received by the Escrow Agent, all subscription proceeds will be promptly returned to the subscribers without interest or deduction.

Shares to be sold by the Selling Stockholders

This prospectus also relates to the resale of up to 3,625,969 additional shares that are held by certain selling stockholders identified in this prospectus. There is currently no public market for our securities. Until such time as a market price for our common stock is quoted on the OTC Bulletin Board, the selling stockholders will sell their shares at a price of $0.25 per share. We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders. Sales by the selling stockholders may have a depressive effect on the market price of our securities and may make it more difficult for us to complete our Offering.

We will pay all expenses of registration incurred in connection with this offering, but the selling stockholders will pay all brokerage commissions and other similar expenses incurred by them. In the event, that the minimum offering is not sold, we anticipate that our officers, directors and other affiliates will pay for the expenses incurred in connection with this offering, including attorneys and accountants fees and SEC filing fees. Our officers, directors and affiliates have indicated their preparedness to fund our business until we are able to complete this offering. However, there are no formal or written agreements with respect to the advance of funds to the Company by our officers, directors and affiliates for payment of said costs. Accordingly, our officers, directors and other affiliates are not legally bound to provide funding to us. If they do not pay for these expenses, we will be forced to obtain funding. We currently do not have any arrangements to obtain additional financing from other sources. In view of our limited operating history, our ability to obtain additional funds is limited. Additional financing may only be available, if at all, upon terms which may not be commercially advantageous to us. If we are not able to obtain funding from other sources, we may not be able to complete this Offering. If we are unable to complete this offering, we will not be able to obtain funding to commence sales and marketing of our product. As a result we may be forced to go out of business.

The distribution of the shares by the selling stockholders is not subject to any underwriting agreement. We expect that the selling stockholders will sell their shares through customary brokerage channels, in private sales, or in transactions under Rule 144 under the Securities Act.

The selling stockholders, our placement agent and other brokers and dealers through whom sales of the shares are made may be deemed to be "underwriters" within the meaning of the Securities Act, and the commissions or discounts and other compensation paid to those persons could be regarded as underwriters compensation.

From time to time, the selling stockholders may engage in short sales, short sales against the box, puts and calls and other transactions in our common shares, and will be able to sell and deliver the shares in connection with those transactions or in settlement of securities loans. In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate in those sales. Brokers or dealers may receive commissions or discounts from the selling stockholders (or, if any such broker dealer acts as agent for the purchaser of those shares, from the purchaser) in amounts to be negotiated (which are not expected to exceed those customary in the types of transactions involved). Brokers and dealers may agree with the selling stockholder to sell a specified number of shares at a stipulated price per share and, to the extent those brokers and dealers are unable to do so acting as agent for a selling stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker dealer commitment to a selling stockholder.

At the time a particular offer of the shares is made, to the extent it is required, we will distribute a supplement to this prospectus that will identify and set forth the aggregate amount of shares being offered and the terms of the offering. A selling stockholder may sell shares at any price. Sales of the shares at less than market price may depress the market price of our common stock. Subject to applicable securities laws, the selling stockholder will generally not be restricted as to the number of shares that they may sell at any one time, and it is possible that a significant number of shares could be resold at the same time.

The selling stockholders and any other person participating in the distribution of the shares will also be subject to applicable provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated under it, including, without limitation, Regulation M, which may limit the timing of purchases and sales of the shares by the selling stockholder and any other person. Furthermore, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the particular shares being distributed for a period of up to five business days prior to the commencement of the distribution. All of the foregoing may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares.

To comply with certain states securities laws, if applicable, the shares may be sold in those jurisdictions only through registered or licensed brokers or dealers. In certain states the shares may not be sold unless a selling stockholder meets the applicable state notice and filing requirements.

                                   PENNY STOCK

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

1. That a broker or dealer approve a person's account for transactions in penny stocks; and

2. The broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must

1. Obtain financial information and investment experience objectives of the person; and

2. Make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

1. Sets forth the basis on which the broker or dealer made the suitability determination; and

2. That the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Section 102(b)(7) of the Delaware General Corporation Law, which we refer to as the "DGCL," permits a provision in the certificate of incorporation of each corporation organized under the DGCL eliminating or limiting, with some exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for some breaches of fiduciary duty. Our Certificate of Incorporation eliminates the personal liability of directors to the fullest extent permitted by the DGCL.

Section 145 of the DGCL, which we refer to as "Section 145," in summary, empowers a Delaware corporation to indemnify, within limits, its officers, directors, employees and agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement that they actually and reasonably incur in connection with any suit or proceeding, other than by or on behalf of the corporation, if they acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interest of the corporation and, with respect to a criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

With respect to any action by or on behalf of the corporation, Section 145 permits a corporation to indemnify its officers, directors, employees and agents against expenses (including attorneys' fees) they actually and reasonably incur in connection with the defense or settlement of the action or suit, provided that person meets the standard of conduct described in the preceding paragraph. No indemnification is permitted, however, in respect of any claim where that person has been found liable to the corporation, unless the Court of Chancery or court in which the action or suit was brought approves the indemnification and determines that the person is fairly and reasonably entitled to be indemnified.

As permitted by the DGCL, our bylaws provide that we are required to indemnify our directors and officers, consultants and employees to the fullest extent permitted by the DGCL, Subject to certain very limited exceptions, we are required to advance expenses, as incurred, in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to certain very limited exceptions. The rights conferred in our bylaws are not exclusive. We have obtained directors' and officers' liability insurance.

Insofar as indemnification for liabilities under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter as been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                                  LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for Spongetech Delivery Systems, Inc. by Sichenzia Ross Friedman Ference LLP, New York, New York.
                                     EXPERTS

Spongetech Delivery Systems' financial statements as of and for the years ended May 31, 2005 and 2004, included in this prospectus, have been audited by Drakeford & Drakeford, LLC, independent registered public accountants, as stated in their report appearing herein and are so included herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form SB-2 to register the securities offered by this prospectus. The prospectus is part of the registration statement, and, as permitted by the SEC's rules, does not contain all of the information in the registration statement. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement.

In addition, after the effective date of this prospectus, we will be required to file annual, quarterly, and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC's public reference facility maintained by the SEC at Judiciary Plaza, Room 1024, 100 F Street, N.E, Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public through the SEC Internet site at http\\www.sec.gov

INDEX TO FINANCIAL STATEMENTS

                         Part 1 - Financial Information



                                                                        Page
                                                                        ----
Item 1 - Financial Statements

         Report of Independent Auditor                                F-2

         Balance Sheet as of  November 30, 2005                       F-3

         Statements of Operations for the six months ended
         November 30, 2005 and 2004 And for the years ended
         May 31, 2005 and 2004                                        F-4

         Statements of Changes in Stockholders' Equity for
         the years ended May 31, 2005 and 2004                        F-5

         Statements of Cash Flows for the six months ended
         November 30, 2005 And for the years ended May 31,
         2005 and 2004                                                F-6

         Notes to Financial Statements                                F-7 - F-16

                           DRAKEFORD & DRAKEFORD, LLC
                          CERTIFIED PUBLIC ACCOUNTANTS

                           A LIMITED LIABILITY COMPANY

                                 554 Duncan Road
                             Royston, Georgia 30662
                                  770-575-0915

REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and Directors of SPONGETECH DELIVERY SYSTEMS, INC.

We have audited the balance sheet of SPONGETECH DELIVERY SYSTEMS, INC. as of May 31,2005, and the related statements of operations, changes in stockholders' equity (deficiency), and cash flows for the years ended May 31, 2005 and 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above, revised as described in Note 7, present fairly, in all material respects, the financial position of SPONGETECH DELIVERY SYSTEMS, INC., as of May 31, 2005 and the results of its operations and its cash flows for the two years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that SPONGETECH DELIVERY SYSTEMS, INC. will continue as a going concern. As more fully described in Note 1, the company has incurred operating losses since the date of organization and requires additional capital to continue operations. These conditions raise substantial doubt about the company's ability to continue as a going concern. Management's plans as to these matters are described in Note
1. The financial statements do not include any adjustments to reflect the possible effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of SPONGETECH DELIVERY SYSTEMS, INC. to continue as a going concern.



 /s/ Drakeford & Drakeford, LLC

September 15, 2005, except for Note 7 as to which the date is April 4, 2006.

                        SPONGETECH DELIVERY SYSTEMS, INC.
                                  BALANCE SHEET
                                     RESTATED


                                                      November 30,    May 31,
                                                         2005          2005
                                                      Unaudited
                                                     -----------    -----------
ASSETS
Current Assets
   Cash                                              $       466    $     1,477
   Accounts receivable                                     3,162            791
   Inventories                                             1,458          1,458
                                                     -----------    -----------
         Total current assets                              5,086          3,726

Property and equipment                                    26,405         28,547
                                                     -----------    -----------
Total assets                                         $    31,491    $    32,273
                                                     ===========    ===========

LIABILITIES, COMMON STOCK SUBJECT TO RESCISSION RIGHTS AND STOCKHOLDERS' EQUITY (DEFICIENCY)

Current Liabilities
   Accounts payable and
     accrued expenses                                $   118,811    $    99,663
   Loan payable-officer                                    6,000          6,000
   Loan payable                                           16,000          8,500
   Income taxes payable                                    1,600          1,600
                                                     -----------    -----------
   Total current liabilities                             142,411        115,763

   Total long-term liabilities                                 0              0
                                                     -----------    -----------
Total liabilities                                        142,411        115,763
                                                     -----------    -----------
Common stock subject to rescission rights:
     Issued and outstanding:219,000 shares in 2002         2,190          2,190
                                                     -----------    -----------
Stockholders' Equity (Deficiency)
   Common stock, $.001 par value;
     Authorized 50,000,000 shares;
     issued and outstanding 33,733,626
     shares as of May 31, 2005 and
     November 30, 2005                                   33,734         33,734
   Preferred stock $.001 par value;
     Authorized 5,000,000 shares;
     no shares issued and outstanding                          0              0
   Additional paid-in capital                          2,614,323      2,614,323
   Deficit                                            (2,761,167)    (2,733,737)
                                                     -----------    -----------
 Total stockholders' equity (deficiency)                (113,110)       (85,680)
                                                     -----------    -----------
Total liabilities, common stock subject to
   rescission rights and stockholders' equity
   (deficiency)                                      $    31,491    $    32,273
                                                     ===========    ===========


See Independent Auditor's Report and notes to financial statements.

                        SPONGETECH DELIVERY SYSTEMS, INC.
                            STATEMENTS OF OPERATIONS


                                          For the                       For the
                                      Six months ended                years ended
                                         November 30,                    May 31,
                                   2005            2004           2005             2004
                                        Unaudited
                               ----------------------------    ----------------------------
Sales                          $      2,974    $        -0-           1,051     $     1,858

Cost of goods sold             $      1,158    $        -0-           1,012           1,600
                               ------------    ------------    ------------     -----------
Gross profit                          1,816             -0-              39             258
                               ------------    ------------    ------------     -----------

Operating expenses
  Selling                                                                 0          39,535
  General and
   Administrative
   expenses                          27,104          15,030          54,454       2,007,953
  Depreciation expense                2,142           2,142           4,284           4,284
                               ------------    ------------    ------------     -----------

Total operating expenses             29,246          17,172          58,738       2,051,772
                               ------------    ------------    ------------     -----------

Loss before provision
 for income taxes                   (27,430)        (17,172)        (58,699)     (2,051,514)

Other income and expenses
  Interest expense                                                        0           5,012
                                                               ------------     -----------
Total other income and
  expense                                                                 0           5,012

Net loss                       $    (27,430)   $    (17,172)   $    (58,699)    $(2,056,526)
                               ============    ============    ============     ===========

Basic and diluted (loss) per
   common stock

Net loss per share -
   basic and diluted           $       (.00)   $       (.00)   $       (.00)    $      (.11)
                               ============    ============    ============     ===========

Weighted average common
   shares outstanding            33,733,626      18,766,000      26,249,813      18,766,000
                               ============    ============    ============     ===========

                        SPONGETECH DELIVERY SYSTEMS, INC.
                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                                  (DEFICIENCY)
                    For The Years Ended May 31, 2005 and 2004

                                                                                                         Total
                                 Additional                       Common                            Stockholders'
                                 Number of    Capital     Paid-In          Stock                         Equity
                                   Shares      Stock      Capital       Subscribed       Deficit      (Deficiency)
                                 ---------------------------------------------------------------------------------
Balance - June 1,2000            12,000,000  $ 12,000    $      --      $      --      $   (52,200)   $   (40,200)

Net loss for year
 ended May 31, 2001                    --          --           --                        (198,318)      (198,318)
                                 ----------  ----------  -----------    -----------    -----------    -----------
                                 12,000,000      12,000         --             --         (250,518)      (238,518)

Contributions                          --          --        105,100                          --          105,100
                                 ----------  ----------  -----------    -----------    -----------    -----------
Balance - May 31, 2001           12,000,000      12,000      105,100           --         (250,518)      (133,418)

Contributions                          --          --         86,943                          --           86,943
Reclassification of common
 stock subject to rescission
 rights                            (219,000)       (219)      (1,971)                                      (2,190)

Net loss for year
 ended May 31, 2002                    --          --           --                        (102,477)      (102,477)
                                 ----------  ----------  -----------    -----------    -----------    -----------
Balance May 31, 2002 (Restated)  11,781,000      11,781      190,072           --         (352,995)      (151,142)

Issuance of common stock          6,985,000       6,985       (1,595)                         --            5,390
Value of services
   contributed by
   officers                            --          --         58,500                          --           58,500
Net loss for the
 year ended May 31, 2003                                                                  (265,517)      (265,517)
                                 ----------  ----------  -----------    -----------    -----------    -----------
Balance-May 31, 2003 (Restated)  18,766,000  $   18,766  $   246,977    $      --      $  (618,512)   $  (352,769)

Common stock subscribed                                                     526,814                       526,814

Net loss for the
 year ended May 31, 2004                                                                (2,056,526)    (2,056,526)
                                 ----------  ----------  -----------    -----------    -----------    -----------
Balance-May 31, 2004 (Restated)  18,766,000  $   18,766  $   246,977    $   526,814    $(2,675,038)   $(1,882,481)

Issuance of stock
 for debt & service              14,967,626      14,968    2,367,346       (526,814)                    1,855,500

Net loss for
The year ended May 31, 2005                                                                (58,699)       (58,699)
                                 ----------  ----------  -----------    -----------    -----------    -----------
Balance-May 31, 2005 (Restated)  33,733,626  $   33,734  $ 2,614,323    $         0    $(2,733,737)   $   (85,680)

Unaudited Net loss for
The six months
Ended November 30, 2005                                                                    (27,430)       (27,430)
                                -----------  ----------  -----------    -----------    -----------    -----------
Balances November 30, 2005       33,733,626  $   33,734  $ 2,614,323    $         0    $(2,761,167)   $  (113,110)
(Restated)                      ===========  ==========  ===========    ===========    ===========    ===========


See Independent Auditor's Report and notes to financial statements.

                        SPONGETECH DELIVERY SYSTEMS, INC.
                            STATEMENTS OF CASH FLOWS

                                                 For the                       For the
                                              Six months ended               years ended
                                               November 30,                    May 31,
                                           2005           2004            2005          2004
                                                Unaudited
                                        --------------------------    --------------------------
Operating Activities:
Net loss                               $   (27,430)   $   (17,172)   $   (58,699)   $(2,056,526)
 Adjustments to reconcile net loss to
 net cash provided by (used in)
 operating activities
 Value of contributed officer
   compensation                                                                 0              0
 Bad debts                                                                      0              0
 Depreciation                                 2,142          2,142          4,284          4,284
 Common stock subscribed in release
   of company debt                                                              0        526,814
 Common stock issued for debt & ser                             0
 Changes in operating assets and
   liabilities
   Accounts receivable                       (2,371)                          (791)        15,003
   Inventories                                                             (1,014)           852
   Prepaid expense and other
     current assets                                                             0              0
   Accounts payable and accrued
     expenses                                19,148                        (9,353)      (121,404)
   Accrued compensation                                     15,000              0      1,789,500
   Income taxes payable                                                                        0
   Due to notes and related parties                                        14,500       (159,578)
                                        -----------    -----------    -----------    -----------
Net cash provided by (used in)
 operating activities                        (8,511)           (30)       (27,073)        (1,055)
                                                                      -----------    -----------
Investing Activities:
   Stock settlement of litigation                                          28,500              0
                                                                      -----------    -----------
Net cash used in investing activities                                      28,500              0
                                                                      -----------    -----------
Financing Activities:

Loans payable-related parties                 7,500

Net cash provided by financing
  activities                                  7,500                             0              0
                                            ---------                 -----------    -----------
Net increase (decrease) in cash              (1,011)           (30)         1,427         (1,055)

Cash - beginning                              1,477             50             50          1,105
                                        -----------    -----------    -----------    -----------
 Cash - end                             $       466    $        20    $     1,477    $        50
                                        ===========    ===========    ===========    ===========

                          SPONGETECH DELIVERY SYSTEMS, INC.
                            STATEMENTS OF CASH FLOWS

                                                 For the                       For the
                                              Six months ended               years ended
                                               November 30,                    May 31,
                                           2005           2004            2005          2004
                                                Unaudited
                                        --------------------------    --------------------------

Supplemental Information
   Interest paid                                                      $         0    $       110
   Income taxes paid                                                  $         0    $         0




Noncash Transactions:
Parent company debt contributed
  to additional paid-in capital         $       -0-    $       -0-    $         0    $    10,000
Issuance of common stock                $       -0-    $       -0-    $ 2,382,314    $         0
Reduction in accrued expenses           $       -0-    $       -0-    $ 1,789,500    $         0
Common stock subscribed                 $       -0-    $       -0-    $         0    $   526,814


See Independent Auditor's Report and notes to financial statements.

                        SPONGETECH DELIVERY SYSTEMS, INC.

                          NOTES TO FINANCIAL STATEMENTS

1 - Summary of Significant Accounting Policies

                              Nature of Operations

Spongetech Delivery Systems, Inc. (the "Company") was formed on June 18, 1999, as Romantic Scents, Inc. On June 12, 2001, the Company changed its name to RSI Enterprises, Inc., and, on October 2, 2002, changed its name to Spongetech International Ltd. ("SIL"). On July 15, 2002, the Company was acquired by Spongetech Delivery Systems, Inc. ("SDS") (formerly Nexgen Acquisitions VIII,Inc.). The transaction was accounted for as a reverse acquisition using the purchase method of accounting, whereby the shareholder of SIL retained approximately 63% of the Company's outstanding common stock. On December 16, 2002, SIL changed its domicile to Delaware by merging with and into Spongetech Sub, Inc. ("SUB"). SUB's parent, Spongetech Delivery Systems, Inc. then merged with and into SUB so that SUB became the surviving corporation, and changed its name to Spongetech Delivery Systems, Inc.

The Company distributes a line of hydrophilic polyurethane sponge cleaning and waxing products.

                      Basis of Presentation / Going Concern

The financial statements have been prepared for purposes of registration with the Securities and Exchange Commission ("SEC"), and have been prepared in accordance with auditing standards of the Public Company Accounting Oversight Board (United States) which contemplates continuation of the Company as a going concern.

However, the Company has sustained substantial operating losses in recent years, current liabilities exceed current assets, and total liabilities exceed total assets. The Company has incurred losses since inception and expect to incur losses for the foreseeable future. For the fiscal years ended May 31,2005 and May 31, 2004, the Company incurred net losses of $58,699,and $2,056,526 respectively. As of May 31, 2005 and November 30, 2005 the Company had an accumulated deficit of $83,490 and $110,920 respectively and a working capital deficiency of $112,037 and $137,325 respectively. These factors raise substantial doubt about the Company's ability to continue as a going concern. The recovery of assets and continuation of future operations are dependent upon the Company's ability to obtain additional debt or equity financing and its ability to generate revenues sufficient to continue pursuing its business purposes. The Company is actively pursuing financing to fund future operations.

                              Accounts Receivable

Accounts receivable have been adjusted for all known uncollectible accounts. At May 31, 2005 and November 30, 2005 there were no doubtful accounts.

                                  Inventories

Finished products inventories are carried at cost, principally first-in, first-out, but not in excess of market.

                             Property and Equipment

Property and equipment are carried at cost. Depreciation has been provided using straight-line and accelerated methods over the estimated useful lives of the assets. Repairs and maintenance are expensed as incurred, and renewals and betterments are capitalized.

                              Deferred Income Taxes

The Company recognizes deferred income tax assets and liabilities for the expected future income tax consequences of temporary differences between the carrying amounts and the income tax bases of assets and liabilities and the effect of future income tax planning strategies to reduce any deferred income tax liability.

                                Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.


1 - Summary of Significant Accounting Policies (Continued)

                                 Offering Costs

Deferred offering costs incurred by the Company in connection with the proposed registration statement will be expensed as incurred.

                                Advertising Costs

Advertising costs are expensed as incurred. For the years ended May 31, 2005 and 2004 and for the six months ended November 30, 2004 and 2005, advertising costs totaled $0 and $17,500 and $-0- and $-0- , respectively.


                           Shipping and Handling Costs

Shipping and handling costs are included in selling expenses. For the years ended May 31, 2005 and 2004 and for the six months ended November 30, 2005 and 2004, shipping and handling costs totaled $0 and $0 respectively.

                           Net Income (Loss) Per Share

Per share data has been computed and presented pursuant to the provisions of SFAS No. 128, earnings per share. Net income (loss) per common share - basic is calculated by dividing net income (loss) by the weighted average number of common shares outstanding during the period. Net income (loss) per common share
- - diluted is calculated by dividing net income (loss) by the weighted average number of common shares and common equivalent shares for stock options outstanding during the period.

                        Recent Accounting Pronouncements

New accounting statements issued, and adopted by the Company, include the following:


In January 2003, FASB Interpretation No. 46, "Consolidation of Variable Interest Entities," ("VIE's") was issued. This interpretation clarifies situations in which entities shall be subject to consolidation. This interpretation is effective for all VIE's created after January 31, 2003. The Company does not believe that the adoption of this interpretation will have any impact on its financial statements.

2 - Property and Equipment

As of May 31, 2005 property and equipment is summarized as follows:

                                     Estimated
                                     Useful Lives    May 31,     November 30,
                                     Years            2005           2005
                                     ------------    -------        -------

Furniture and fixtures                 5 - 10        $   761        $   761
Machinery and equipment                5 - 10         17,828         17,828
Molds                                  5 - 10         38,312         38,312
                                                     -------        -------
                                                      56,901         56,901
Less:  Accumulated depreciation                       28,354         30,496
                                                     -------        -------
                                                     $28,547        $26,405
                                                     =======        =======

Depreciation expense for the years ended May 31, 2005 and 2004 was $4,284 and $4,284 respectively, and for the six months ended November 30, 2005 and 2004 depreciation expense was $2,142 and $2,142 respectively.

3 - Accounts payable and accrued expenses consist of the following:


                                               May 31,         November 30,
                                                2005              2005
                                             ----------        ----------
Product development (Packaging & mold
  Development)                               $   99,663        $  99,663
Accounting and legal accrual                                      19,148
  No Related Party
                                             ----------        ----------
  Total                                      $   99,663        $ 118,811
                                             ==========        ==========



4 - Related Party Transactions

The Company shares its facility with other related businesses. Expenses incurred in the operations of the facility, including rent, telephone, and other office expenses, were allocated to the various businesses. The allocations were based on usage. Management believes these allocations are reasonable. See Note-7 for new location and lease arrangements.

In January 2005, the Company issued an aggregate of 12,030,000 shares of common stock in consideration for services at an average of $.15 per share as follows:

                          Shares             Value

Robert Rubin             2,000,000        $  300,000        Related
Frank Lazauskas          3,330,000           499,500        Related
Steven Moskowitz         3,270,000           490,500        Related
Michael L.Metter         3,330,000           499,500        Related
Thomas Monahan             100,000            15,000
                        ----------        ----------
         Total          12,030,000        $1,804,500
                        ==========        ==========

In January 2005, the Company issued an aggregate of 2,802,636 shares of common stock valued at $.15 per share in consideration for the forgiveness of debt aggregating $526,814 as follows:

                                Shares           Value

Flow Weinberg                   215,969        $  70,000        Related
Robert Rubin                    120,000           18,000        Related
RM Enterprises                  466,667          113,414        Related
Michael Sorrentino              500,000           75,000
Steven Moskowitz                533,333          114,400        Related
DDK Accounting                  500,000           66,000
American United Global          466,667           70,000
                              ---------        ---------
         Total                2,802,636        $ 526,814
                              =========        =========

In January 2005, Spongetech issued an aggregate of 60,000 shares of common stock valued at $.15 per share or $9,000 to A & N Enterprises in consideration for a sub-lease of office space at The Empire State Building, 34th Street, New York, New York. A & N Enterprises is owned by Norman Moskowitz, the father of Steven Moskowitz.

5 - Deferred Income Taxes

At May 31, 2005 and May 31, 2004, the Company had approximately $2,733,737 and $2,675,038, respectively, of net operating loss carryforwards available, which expire in various years through May 31, 2022. The significant component of the Company's deferred tax asset as of May 31,2005 and May 31, 2004 is as follows:

                                             May 31,          November 30,
                                              2005                2005
                                          -----------         -----------
Non-Current
  Net operating loss carryforwards        $ 2,733,737         $ 2,761,167

Valuation allowance for
  deferred tax asset                       (2,733,737)         (2,761,167)
                                          -----------         -----------
                                          $       --          $       --
                                          ===========         ===========

SFAS No. 109 requires a valuation allowance to be recorded when it is more likely than not that some or all of the deferred tax asset will not be realized. At May 31, 2005 and November 30, 2005, a valuation allowance for the full amount of the net deferred tax asset was recorded.

6 - Commitments and Contingencies

                          Supply and License Agreements

In July 2001, the Company entered into a supply and requirement agreement with Dicon Technologies ("Dicon"), a manufacturing company that has technological know-how and patented and proprietary information relating to hydrophilic foam materials (sponges) and their applications. The agreement requires the Company to purchase all of their requirement from Dicon, and Dicon grants exclusive worldwide rights to distribute the products. Minimum annual purchase requirements are set forth in the agreement. The agreement expired June 30, 2004; however, the purchase on an as needed basis continues.

The Company and Dicon have also entered into an exclusive license agreement for certain molded hydrophilic foam products which the Company helped develop, with super absorbent polymer and detergent soaps and waxes used for the cleaning and polishing of land, sea and transportation vehicles. The term of the agreement is for the full life of any design patent, which may be issued on the molded sponge design.

The Company is aware of a lawsuit commenced against, among others, the Company, by Westgate Financial Corporation ("Westgate"). On January 6, 2003, the Company and Westgate entered into a factoring agreement wherein the Company assigned to Westgate its accounts receivable arising out of its sale of goods or rendition of services to customers (the "Contract"). Westgate asserts a breach of that contract against the Company seeking damages of $11,049.82 with interest accrued thereon, costs and reasonable attorney's fees. Specifically, Westgate alleges that the Company defaulted on the Contract by, allegedly, failing to assign any accounts receivable for sixty (60) days. The Company has counterclaimed alleging breach of contract and seeks damages in an amount not less than $13,006.01, which damages are the amount of credits due the Company at the time Westgate terminated the Contract. Currently, the parties are conducting discovery. On September 19, 2005, the Company's attorneys filed a Motion to Compel Discovery as Westgate has failed to respond to our requests for discovery.

                              Employment Contracts

The Company is currently negotiating with two executives to establish employment contracts. No terms of these negotiations have been disclosed.

7 - Common Stock Issuances

As of the date of the financial statements, the company issued an aggregate number of shares totaling 2,802,636 for an aggregate consideration of $526,814 consisting of officers loans and trade debt payables. As of May 31, 2004, the common stock subscribed represents these common shares.

In January 2005, the company converted the accrued compensation aggregating $1,798,500 or $0.15 per share in to 11,930,000 shares of common stock. (see Note-4)

The company also issued an aggregate of 60,000 shares of common stock of the Corporation in consideration valued at $9,000 or $0.15 per share for a sublease from A & N Enterprises, LLC. The new address is The Empire State Building, 350 5th Avenue, Suite 2204, New York, New York 10118. The lease shall be for the period December 8, 2004 through January 31, 2008.

The Company issued an aggregate of 100,000 shares of common stock to Thomas Monahan, CFO, in consideration for services aggregating $15,000 or $.015 per share.

Accrued advertising expense as of May 31, 2004, has been settled with the following stipulations: Spongetech paid Paradigm Solutions,Inc. $7,500 and issued 75,000 shares of common stock valued at $.38 for an aggregate of $28,500 of Spongetech.


   Common Stock Subject to Rescission Rights:

As of May 31, 2002, the Company re-classified a total of 219,000 shares of common stock aggregating $2,190 in value or $.01 per share, which have rescission rights outside of stockholders' equity (deficit), as the redemption features were not within the control of the Company. The Company intends to retire all shares held by the shareholders who accept the rescission offer. Such shares shall become authorized but unissued shares of the Company.

In March 2002 through May 2002, the Company's predecessor, Nexgen VIII, sold an aggregate of 219,000 shares pursuant to a private placement offering. The Company's current management was not involved in said offering but was advised that the private placement was made pursuant to Rule 504, promulgated pursuant to Regulation D of the Securities Act of 1933, as amended (the "Act"). At the time of the issuances in March through May 2002, there was no written agreement between Nexgen and the Company. However, Nexgen's plan was to merge with the Spongetech International, Ltd and therefore Nexgen had a specific plan to engage in a merger with an identified company, Spongetech International, Ltd., as permitted by Rule 504(a)(3). This rule prohibits the use of an offering under Rule 504 if the issuer intends "to engage in a merger or acquisition with an unidentified company or companies, or other entity or person." Accordingly management believed that at the time of the issuances from March through May 2002, Nexgen was not a blank check company and was permitted to avail itself of the exemption provided by Rule 504. Despite the belief that Nexgen was not a blank check company at the time of the issuances, Nexgen may have been a blank check company and as such the reliance on Rule 504 was misplaced and the transaction was not exempted pursuant to such Rule 504 and the issuances were made in violation of Section 5 of the Act. In order to cure any violation that may have occurred or that may have been deemed to have occurred by any regulatory agency, management has determined to offer a rescission to the shareholders who purchased shares from the Company's, predecessor in March through May 2002. The rescission offer is intended to address any federal and state securities laws compliance issues by allowing the holders of the shares covered by the rescission offer to rescind the underlying securities transactions and sell those securities back to the Company.

   o The Company is offering to repurchase 219,000 shares of our common stock from persons who are or were residents of Colorado and Texas. These persons are shareholders who purchased those shares in a private placement conducted by Nexgen VIII, our predecessor in 2002.

   o The repurchase price for the shares of the common stock subject to the rescission offer is $.01 per share, and is equal to the price paid by those persons who purchased these shares. If shareholder accepts the offer of rescission and surrenders the shares, they will receive interest, based on the repurchase price $.01 and calculated from the date the shares were purchased through the date that the rescission offer expires at the interest rate based on your state of residence.

Although the balance sheets and statements of changes in stockholders' equity (deficiency) have been restated, the correction had no effect on the statements of operations or on the earnings per share. Also, there is not any future impact on the financial statements.

                                                                      APPENDIX A

                           Form of Notice of Election

Spongetech Delivery Systems, Inc.
The Empire State Building,
350 fifth Avenue, Suite 2204,
New York, New York, 10118

Attn: Michael Metter, President

Dear Mr. Metter:

I have received and read the prospectus of Spongetech Delivery Systems, Inc. ("Spongetech") relating to its rescission offer, dated __________ , 2006, pursuant to which Spongetech has offered to repurchase certain shares of its common stock that may have or may be deemed to be issued in violation of federal or state securities laws, or both. I acknowledge that I have had an opportunity to carefully review the information from Spongetech that I consider important in making my election. I advise Spongetech as follows by placing an "X" in the proper spaces provided below (and filling in the appropriate table(s), if applicable):

Shares of Common Stock

|_|  1.  I hereby elect to reject the rescission offer and desire to retain the shares.
|_|  2.  I hereby elect to accept the rescission offer and rescind the sale of
                        (fill in number) shares and to receive a full refund for all sums paid therefore together with interest at the applicable statutory rate per year. My Stock Power(s) is/are also enclosed with this Notice of Election

         Date of Purchase                    Number of Shares           Certificate number
         (The date you were issued           Purchased                  (If you do not know,
         stock. If you do not know,                                     leave blank.)
         leave blank.)
         ----------------------              -----------------          ---------------------
         ----------------------              -----------------          ---------------------
         ----------------------              -----------------          ---------------------


IF PERSONS DESIRING TO ACCEPT THIS RESCISSION OFFER INTEND TO MAKE USE OF THE MAILS TO RETURN THEIR STOCK POWER(S), INSURED REGISTERED MAIL, RETURN RECEIPT REQUESTED, IS RECOMMENDED AND SHOULD ALSO PROVIDE THEIR DOCUMENTATION, INCLUDING THIS NOTICE OF ELECTION, BY FACSIMILE TO MICHAEL METTER AT (212) 594-4172.

TO THE EXTENT I HAVE ACCEPTED THE OFFER, I AGREE I WILL NOT HAVE ANY FURTHER RIGHT, TITLE OR INTEREST IN THOSE SHARES OF COMMON STOCK.

Dated:_____________________, 2006

Print Name of Stockholder:

---------------------------------------

Authorized Signature:

---------------------------------------

Title of Authorized Signatory, (if applicable):

---------------------------------------

Address of Stockholder:

----------------------------------------
----------------------------------------
Tel:____________________________________
Fax:____________________________________

                                                                      APPENDIX B

                        SPONGETECH DELIVERY SYSTEMS, INC.
                                   STOCK POWER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto Spongetech Delivery Systems, Inc., a Delaware corporation, _______________ shares of common stock of Spongetech Delivery Systems, Inc., and does hereby irrevocably constitute and appoint Steven Moskowitz, the undersigned's attorney-in-fact to transfer said shares on the books of said corporation with full power of substitution in the premises.



Dated: _____________, 2006         SELLING STOCKHOLDER


                                   --------------------------------------------
                                   Print Name(s) of Selling Stockholder(s)


                                   --------------------------------------------
                                   Authorized Signature


                                   --------------------------------------------
                                   Title of Authorized Signatory (if applicable)
                                   (1)


                                   --------------------------------------------
                                   Authorized Signature (if shares held in more than one name)


                                   ---------------------------------------------
                                   Title of Authorized Signatory (if applicable)


                                   ---------------------------------------------
                                   Address of Selling Stockholder (Line 1)


                                   ---------------------------------------------
                                   Address of Selling Stockholder (Line 2)


                                   ---------------------------------------------
                                   Phone


                                   ---------------------------------------------
                                   Email


                                   ---------------------------------------------

                                   Fax



(1) Trustees, officers and other fiducdicate their title or capacity and print their names under their signatures.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from the information contained in this prospectus. This document may only be used where it is legal to sell the securities. The information in this document may only be accurate on the date of this document.

Until _______, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in additional to the dealers' obligation to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions.

                  Up to 8,000,000 Units Consisting Of One Share
                                 Of Common Stock
                                       And
                       One Redeemable Class A Warrant and

                        3,625,969 Shares of Common Stock

                                       of

                        Spongetech Delivery Systems, Inc.

                                   PROSPECTUS




The date of this prospectus is ___________, 2006

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

Indemnification of directors and executive officers and limitation of liability

Section 102(b)(7) of the Delaware General Corporation Law, which we refer to as the "DGCL," permits a provision in the certificate of incorporation of each corporation organized under the DGCL eliminating or limiting, with some exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for some breaches of fiduciary duty. Our Certificate of Incorporation eliminates the personal liability of directors to the fullest extent permitted by the DGCL.

Section 145 of the DGCL, which we refer to as "Section 145," in summary, empowers a Delaware corporation to indemnify, within limits, its officers, directors, employees and agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement that they actually and reasonably incur in connection with any suit or proceeding, other than by or on behalf of the corporation, if they acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interest of the corporation and, with respect to a criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

With respect to any action by or on behalf of the corporation, Section 145 permits a corporation to indemnify its officers, directors, employees and agents against expenses (including attorneys' fees) they actually and reasonably incur in connection with the defense or settlement of the action or suit, provided that person meets the standard of conduct described in the preceding paragraph. No indemnification is permitted, however, in respect of any claim where that person has been found liable to the corporation, unless the Court of Chancery or court in which the action or suit was brought approves the indemnification and determines that the person is fairly and reasonably entitled to be indemnified.

As permitted by the DGCL, our bylaws provide that we are required to indemnify our directors and officers, consultants and employees to the fullest extent permitted by the DGCL, Subject to certain very limited exceptions, we are required to advance expenses, as incurred, in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to certain very limited exceptions. The rights conferred in our bylaws are not exclusive. We have obtained directors' and officers' liability insurance.

Insofar as indemnification for liabilities under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter as been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 25. Other Expenses of Issuance and Distribution

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:



                Nature of Expense               Amount
                ----------------------------   --------
                SEC Registration fee           $  1,214
                Accounting fees and expenses   $ 50,000*
                Legal fees and expenses        $ 60,000*
                Miscellaneous                  $  8,786*

                                               --------
                TOTAL                          $120,000*
                                               ========

* Estimated


Item 26. Recent Sales of Unregistered Securities

In March 2002 through May 2002, our predecessor, Nexgen VIII, sold an aggregate of 219,000 shares pursuant to a private placement offering. Our current management was not involved in said offering but was advised that the private placement was made pursuant to Rule 504, promulgated pursuant to Regulation D of the Securities Act of 1933, as amended (the "Act"). At the time of the issuances in March through May 2002, Nexgen's plan was to merge with Spongetech International, Ltd. and therefore Nexgen had a specific plan to engage in a merger with an identified company, Spongetech International, Ltd., as permitted by Rule 504(a)(3). This rule prohibits the use of an offering under Rule 504 if the issuer intends "to engage in a merger or acquisition with an unidentified company or companies, or other entity or person." Accordingly management believed that at the time of the issuances from March through May 2002, Nexgen was not a blank check company and was permitted to avail itself of the exemption provided by Rule 504. Despite the believe that Nexgen was not a blank check company at the time of the issuances, Nexgen may have been a blank check company and as such the reliance on Rule 504 was misplaced and the transaction was not exempted pursuant to such Rule 504 and the issuances were made in violation of
Section 5 of the Act. In order to cure any violation that may have occurred or that may have been deemed to have occurred by any regulatory agency, we have determined to offer rescission to the shareholders who purchased shares from our predecessor in March through May 2002. The rescission offer is intended to address any federal and state securities laws compliance issues by allowing the holders of the shares covered by the rescission offer to rescind the underlying securities transactions and sell those securities back to us.

Except as may be stated otherwise above, all of the below offerings and sales were deemed to be exempt under Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of Spongetech or executive officers of Spongetech, and transfer was restricted by Spongetech in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the below-referenced persons were provided with access to our Securities and Exchange Commission filings.

In July 2002 we entered into a Stock Purchase Agreement with RM Enterprises and RSI Enterprises pursuant to which we issued to RM Enterprises an aggregate of 12,000,000 shares of our common stock.

In January 2005, we issued 3,330,000 shares of our common stock to Michael. L. Metter, our President and Chief Executive Officer, as compensation for managing our day-to-day operations, introducing us to business, sales, contractual and fundraising opportunities and evaluating potential acquisition candidates on our behalf valued at $499,500. *

In January 2005, we issued 3,270,000 shares of our common stock, valued to Steven Moskowitz, our Secretary, as compensation for managing our day-to-day operations, introducing us to business, sales, contractual and fundraising opportunities and evaluating potential acquisition candidates on our behalf valued at $490,500. *

In January 2005, we issued 100,000 shares of our common stock to Thomas Monahan, our former Chief Financial Officer, as compensation for managing our financial operations valued at $15,000. *

In January 2005, we issued 3,330,000 shares of our common stock to Frank Lazauskas, a director of the Company, as compensation for managing our day-to-day operations, introducing us to business, sales, contractual and fundraising opportunities and evaluating potential acquisition candidates on our behalf valued at $499,500. *

In January 2005, we issued 2,000,000 shares of our common stock to the Rubin Family Irrevocable Stock Trust as directed by Robert Rubin, as compensation for introducing us to business, sales and contractual opportunities and assisting us with the review and evaluation of fundraising activities and potential acquisition candidates, valued at $300,000.*

In January 2005, we issued 466,667 shares of our common stock to American United Global, Inc. in exchange for $70,000 in debt.

In January 2005, we issued 500,000 shares of our common stock to DDK and Company LLC in exchange for $66,000 of debt.

In January 2005, we issued 215,969 shares of our common stock to Flo Weinberg, Inc. in exchange for $70,000 in debt.

In January 2005, we issued 533,333 shares of our common stock to Steven Moskowitz in exchange for $114,400 in debt.

In January 2005, we issued 120,000 shares of our common stock to Robert Rubin in exchange for $18,000 in debt.

In January 2005, we issued 466,667 shares of common stock to RM Enterprises International, Inc. in exchange for $113,414 in debt.

In January 2005, we issued 500,000 shares of our common stock to Michael Sorrentino in exchange for $75,000 in debt.

In January 2005, we issued 60,000 shares of our common stock to A&N Enterprises, our subleasor, in consideration for our use of the premises which is valued at $.15 per share or an aggregate of $9,000.

In February 2005, we issued 75,000 shares of our common stock to Paradigm Solutions, Inc. in connection with a Settlement Agreement with Paradigm, dated February 15, 2005 which is valued at $.38 per share or an aggregate of $28,500.


*Although no revenues were generated by the Company during the period when these shares were issued, administrative functions and other functions required to keep the Company active continues. The Company believes that the recipients of the shares provided bonafide services that entitled them to compensation in the form of stock.


Item 27. Exhibits

3.1      Certificate of Incorporation of Nexgen VIII, Inc.(1)

3.2 Certificate of Amendment of Nexgen VIII, Inc. changing name to Spongetech Delivery Systems, Inc.(1)

3.3      By-Laws of Spongetech Delivery Systems, Inc.(1)

3.4      Certificate of Incorporation of Romantic Scents, Inc. (2)

3.5 Certificate of Amendment changing name of Romantic Scents, Inc. to RSI Enterprises, Inc. (2)

3.7 Certificate of Amendment changing name of RSI Enterprises, Inc. to Spongetech Enterprises International, Inc. (2)

3.7      Certificate of Incorporation of Merger Sub, Inc. (2)

3.8 Merger Certificate between Spongetech Delivery Systems and Merger Sub, Inc. (2)

3.9 Merger Certificate between Spongetech Enterprises International, Inc. and Merger Sub, Inc. (2)

3.10 Certificate of Amendment changing name of Merger Sub, Inc. to Spongetech Delivery Systems, Inc. (2)

4.1      Specimen Certificate of Common Stock(1)

4.2      Warrant Certificate (3)

4.3 Warrant Agreement with Colebrook, Inc. and Olde Monmouth Stock Transfer Co., Inc. (3)

4.4      Oral Understanding with Dicon (5)

5.1      Opinion of Counsel(7)

5.2      Revised Opinion of Counsel (2)

5.3      Revised Opinion of Counsel (3)

5.4      Revised Opinion of Counsel (4)

10.1 Stock Purchase Agreement by and among Nexgen Acquisitions VIII, Inc., RM Enterprises International, Inc. and RSI Enterprises, Inc.(1)

10.2 Stock Purchase Agreement by and between Spongetech Delivery Systems, Inc. and Colebrook, Inc. (2)

10.3     License Agreement dated July 1, 2001 with Dicon Technologies (2)

10.4 Supply and Requirements Agreement dated July 1, 2001 with Dicon Technologies (7)

10.5 Manufacturer's Representative Agreement dated July 1, 2001 with Dicon Technologies (2)

10.6     Extension of debt letter by Romantic Moments, Inc. dated August 15,
         2002 (4)

10.7 Terms of oral understanding with Dicon Technologies to expand license (5)

10.8     Factoring Agreement with Westgate (4)

10.9     Agreement with Paradigm (6)

10.10 Letter Agreement, dated February 15, 2005, between HH Brown Shoe Technologies, Inc. (d/b/a Dicon Technologies) and Spongetech Delivery Systems, Inc. (7)

10.11    Form of Subscription Agreement (8)

10.12    Form of Warrant Agreement (8)

10.13    Form of Escrow Agreement (9)

10.14 Letter Agreement, dated January 31, 2006, between HH Brown Shoe Technologies, Inc. (d/b/a Dicon Technologies) and Spongetech Delivery Systems, Inc. (filed herewith)

10.15 Amendment to Exclusive License Agreement dated January 31, 2006 (filed herewith)

23.1     Consent of Drakeford & Drakeford, LLC. (filed herewith)


(1) Previously filed as an exhibit to registration statement on Form SB-2 filed November 1, 2002

(2) Previously filed as an exhibit to first amendment to registration statement on Form SB-2 filed January 13, 2003

(3) Previously filed as an exhibit to second amendment to registration statement on Form SB-2 filed April 11, 2003

(4) Previously filed as an exhibit to third amendment to registration statement on Form SB-2 filed July 8, 2003

(5) Previously filed as an exhibit to fourth amendment to registration statement on Form SB-2 filed January 12, 2004

(6) Previously filed as an exhibit to fifth amendment to registration statement on Form SB-2 filed March 15, 2004

(7) Previously filed as an exhibit to registration statement on Form SB-2 filed May 6, 2005.

(8) Previously filed as an exhibit to registration statement on Form SB-2 filed October 7, 2005.

(9) Previously filed as an exhibit to registration statement on Form SB-2 filed November 21 2005.

Item 28. Undertakings

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirement for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on April 10, 2006.

                       SPONGETECH DELIVERY SERVICES, INC.


                                /s/ Michael L. Metter
                            By: ---------------------
                                Michael L. Metter
                                President and Chief Executive Officer

                                /s/ Steven Moskowitz
                            By: --------------------
                                Steven Moskowitz
                                Chief Financial Officer, Principal
                                Accounting Officer and Secretary



In accordance with the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Company in the capacities and on the dates indicated.



      Signature                    Title                                           Date
      ---------                    -----                                           ----
                           President, Chief Executive Officer
/s/ Michael L. Metter      and Director                                         April 10, 2006
-----------------------
Michael L. Metter

                          Chief Financial Officer, Principal Accounting
/s/ Steven Moskowitz      Officer, Secretary, and Director                      April 10, 2006
-----------------------
Steven Moskowitz

/s/ Frank Lazaukas         Director                                             April 10, 2006
-----------------------
Frank Lazauskas